Exhibit 99.1

Item 6.	SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial and other information as of and for each of the years in the five-year period ended December 31, 2006. The table should be read in conjunction with our consolidated financial statements and the notes thereto, and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this Report.

	Years Ended December 31,
	(In thousands, except per share data and apartment homes owned)
	2006	2005	2004	2003	2002

Operating Data(a)
Rental income	$692,379	$621,904	$513,463	$450,572	$429,726
(Loss)/income before minority interests and discontinued operations	(29,832)	(81)	5,928	5,039	(31,210)
Income from discontinued operations, net of minority interests	155,830	154,437	90,176	63,318	82,151
Net income	128,605	155,166	97,152	70,404	53,229
Distributions to preferred stockholders	15,370	15,370	19,531	26,326	27,424
Net income available to common stockholders	113,235	139,796	71,892	24,807	25,805
Common distributions declared	168,408	163,690	152,203	134,876	118,888
Weighted average number of common shares outstanding — basic	133,732	136,143	128,097	114,672	106,078
Weighted average number of common shares outstanding — diluted	133,732	136,143	128,097	114,672	106,078
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	147,981	150,141	145,842	136,975	127,838
Per share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	$(0.32)	$(0.11)	$(0.14)	$(0.33)	$(0.53)
Income from discontinued operations, net of minority interests	1.17	1.14	0.70	0.55	0.77
Net income available to common stockholders	0.85	1.03	0.56	0.22	0.24
Common distributions declared	1.25	1.20	1.17	1.14	1.11
Balance Sheet Data
Real estate owned, at carrying value	$5,820,122	$5,512,424	$5,243,296	$4,351,551	$3,967,483
Accumulated depreciation	1,253,727	1,123,829	1,007,887	896,630	748,733
Total real estate owned, net of accumulated depreciation	4,566,395	4,388,595	4,235,409	3,454,921	3,218,750
Total assets	4,675,875	4,541,593	4,332,001	3,543,643	3,276,136
Secured debt	1,182,919	1,116,259	1,197,924	1,018,028	1,015,740
Unsecured debt	2,155,866	2,043,518	1,682,058	1,114,009	1,041,900
Total debt	3,338,785	3,159,777	2,879,982	2,132,037	2,057,640
Stockholders’ equity	1,055,255	1,107,724	1,195,451	1,163,436	1,001,271
Number of common shares outstanding	135,029	134,012	136,430	127,295	106,605
Other Data
Cash Flow Data
Cash provided by operating activities	$229,613	$248,186	$251,747	$234,945	$229,001
Cash used in investing activities	(149,973)	(219,017)	(595,966)	(304,217)	(67,363)
Cash (used in)/provided by financing activities	(93,040)	(21,530)	347,299	70,944	(163,127)
Funds from Operations(b)
Funds from operations — basic	$244,471	$238,254	$211,670	$193,750	$153,016
Funds from operations — diluted	248,197	241,980	219,557	208,431	168,795
Apartment Homes Owned
Total apartment homes owned at December 31	70,339	74,875	78,855	76,244	74,480
Weighted average number of apartment homes owned during the year	73,731	76,069	76,873	74,550	76,567

(a)	Reclassified to conform to current year presentation in accordance with FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as described in Note 3 to the consolidated financial statements.

(b)	Funds from operations, or FFO, is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. We consider FFO in evaluating property acquisitions and our operating performance and believe that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of our activities in accordance with generally accepted accounting principles. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. For 2005, FFO includes $2.5 million of hurricane related insurance recoveries. For 2004, FFO includes a charge of $5.5 million to cover hurricane related expenses. For the years ended December 31, 2004 and 2003, distributions to preferred stockholders exclude $5.7 million and $19.3 million, respectively, related to premiums on preferred stock conversions.

Item 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this Report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

Business Overview

We are a real estate investment trust, or REIT, that owns, acquires, renovates, develops, and manages apartment communities nationwide. We were formed in 1972 as a Virginia corporation. In June 2003, we changed our state of incorporation from Virginia to Maryland. Our subsidiaries include two operating partnerships, Heritage Communities L.P., a Delaware limited partnership, and United Dominion Realty, L.P., a Delaware limited partnership. Unless the context otherwise requires, all references in this Report to “we,” “us,” “our,” “the company,” or “UDR” refer collectively to UDR, Inc. and its subsidiaries.

At December 31, 2006, our portfolio included 242 communities with 70,339 apartment homes nationwide. The following table summarizes our market information by major geographic markets (includes real estate held for disposition, real estate under development, and land, but excludes commercial properties):

	As of December 31, 2006				Year Ended December 31, 2006
	Number of	Number of	Percentage of	Carrying	Average	Total Income per
	Apartment	Apartment	Carrying	Value	Physical	Occupied
	Communities	Homes	Value	(In thousands)	Occupancy	Home(a)

WESTERN REGION
Orange Co., CA	13	4,067	11.8%	$684,460	94.9%	$1,435
San Francisco, CA	10	2,425	7.7%	445,360	96.8%	1,543
Los Angeles, CA	6	1,210	3.4%	197,287	94.0%	1,412
San Diego, CA	5	1,123	2.8%	162,878	94.1%	1,241
Inland Empire, CA	4	1,282	2.7%	156,495	91.4%	1,033
Monterey Peninsula, CA	7	1,568	2.5%	144,133	89.8%	955
Seattle, WA	7	1,466	2.3%	130,875	96.4%	921
Portland, OR	5	1,365	1.5%	86,644	94.5%	745
Sacramento, CA	2	914	1.1%	64,563	92.7%	869
MID-ATLANTIC REGION
Metropolitan DC	8	2,469	4.3%	249,270	95.9%	1,208
Raleigh, NC	11	3,663	4.0%	229,947	92.8%	695
Baltimore, MD	10	2,118	3.0%	176,424	95.9%	1,054
Richmond, VA	9	2,636	3.0%	174,696	95.5%	864
Wilmington, NC	6	1,868	1.8%	103,893	95.2%	755
Charlotte, NC	6	1,226	1.5%	88,685	94.3%	739
Norfolk, VA	6	1,438	1.3%	74,475	95.4%	913
Other Mid-Atlantic	13	2,817	2.5%	145,972	95.0%	861
SOUTHEASTERN REGION
Tampa, FL	12	4,138	4.7%	273,531	94.1%	929
Orlando, FL	12	3,476	3.8%	219,802	93.1%	900
Nashville, TN	10	2,966	3.2%	187,754	95.1%	747
Jacksonville, FL	4	1,557	1.9%	110,344	94.0%	845
Atlanta, GA	6	1,426	1.5%	84,779	95.4%	701
Other Florida	8	2,400	2.8%	164,164	91.6%	918
Other Southeastern	7	1,752	1.4%	79,467	95.2%	644
SOUTHWESTERN REGION
Houston, TX	16	5,447	4.6%	265,438	94.4%	677
Dallas, TX	6	2,684	3.4%	199,570	94.2%	811
Arlington, TX	6	1,828	1.7%	95,916	94.5%	679
Phoenix, AZ	4	1,234	1.6%	92,293	93.7%	905
Austin, TX	5	1,425	1.5%	87,073	96.4%	726
Denver, CO	2	884	1.2%	70,425	91.9%	748
Other Southwestern	6	2,469	2.6%	149,892	95.7%	739
MIDWESTERN REGION
Columbus, OH	6	2,530	2.9%	165,785	93.5%	734
Other Midwestern	3	444	0.4%	24,890	91.4%	763
Real Estate Under Development	1	24	1.1%	63,828	—	—
Land	—	—	2.5%	144,633	—	—

Total	242	70,339	100.0%	$5,795,641	94.3%	$899

(a)	Total Income per Occupied Home represents total revenues per weighted average number of apartment homes occupied.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations either through operating cash flows, the sale or maturity of existing assets, or by the acquisition of additional funds through capital management. Both the coordination of asset and liability maturities and effective capital management are important to the maintenance of liquidity. Our primary source of liquidity is our cash flow from operations as determined by rental rates, occupancy levels, and operating expenses related to our portfolio of apartment homes. We routinely use our unsecured bank credit facility to temporarily fund certain investing and financing activities prior to arranging for longer-term financing. During the past several years, proceeds from the sale of real estate have been used for both investing and financing activities.

We expect to meet our short-term liquidity requirements generally through net cash provided by operations and borrowings under credit arrangements. We expect to meet certain long-term liquidity requirements such as scheduled debt maturities, the repayment of financing on development activities, and potential property acquisitions, through long-term secured and unsecured borrowings, the disposition of properties, and the issuance of additional debt or equity securities. We believe that our net cash provided by operations will continue to be adequate to meet both operating requirements and the payment of dividends by the company in accordance with REIT requirements in both the short- and long-term. Likewise, the budgeted expenditures for improvements and renovations of certain properties are expected to be funded from property operations.

We have a shelf registration statement filed with the Securities and Exchange Commission which provides for the issuance of an indeterminate amount of common stock, preferred stock, debt securities, warrants, purchase contracts and units to facilitate future financing activities in the public capital markets. Access to capital markets is dependent on market conditions at the time of issuance.

Future Capital Needs

Future development expenditures are expected to be funded with proceeds from the sale of property, with construction loans, through joint ventures and, to a lesser extent, with cash flows provided by operating activities. Acquisition activity in strategic markets is expected to be largely financed through the issuance of equity and debt securities, the issuance of operating partnership units, the assumption or placement of secured and/or unsecured debt and by the reinvestment of proceeds from the sale of properties.

During 2007, we have approximately $81.7 million of secured debt and $167.3 million of unsecured debt maturing and we anticipate repaying that debt with proceeds from borrowings under our secured or unsecured credit facilities, the issuance of new unsecured debt securities or equity or from disposition proceeds.

Critical Accounting Policies and Estimates

Our critical accounting policies are those having the most impact on the reporting of our financial condition and results and those requiring significant judgments and estimates. These policies include those related to (1) capital expenditures, (2) impairment of long-lived assets, and (3) real estate investment properties. With respect to these critical accounting policies, we believe that the application of judgments and assessments is consistently applied and produces financial information that fairly depicts the results of operations for all periods presented.

Capital Expenditures

In conformity with accounting principles generally accepted in the United States, we capitalize those expenditures related to acquiring new assets, materially enhancing the value of an existing asset, or substantially extending the useful life of an existing asset. Expenditures necessary to maintain an existing property in ordinary operating condition are expensed as incurred.

During 2006, $215.7 million or $2,996 per home was spent on capital expenditures for all of our communities, excluding development, condominium conversions and commercial properties. These capital improvements included turnover related expenditures for floor coverings and appliances, other recurring capital expenditures such as roofs, siding, parking lots, and other non-revenue enhancing capital expenditures, which aggregated $34.6 million or $480 per home. In addition, revenue enhancing capital expenditures, kitchen and bath upgrades, upgrades to HVAC equipment, and other extensive exterior/interior upgrades totaled $144.1 million or $2,002 per home, and major renovations totaled $37.0 million or $514 per home for the year ended December 31, 2006.

The following table outlines capital expenditures and repair and maintenance costs for all of our communities, excluding real estate under development, condominium conversions and commercial properties for the periods presented:

	Year Ended December 31,			Year Ended December 31,
	(dollars in thousands)			(per home)
	2006	2005	% Change	2006	2005	% Change

Turnover capital expenditures	$14,214	$17,916	(20.7)%	$197	$237	(16.9)%
Other recurring capital expenditures	20,409	20,928	(2.5)%	283	276	2.5%

Total recurring capital expenditures	34,623	38,844	(10.9)%	480	513	(6.4)%
Revenue enhancing improvements	144,102	98,592	46.2%	2,002	1,302	53.8%
Major renovations	36,996	18,686	98.0%	514	247	108.1%

Total capital improvements	$215,721	$156,122	38.2%	$2,996	$2,062	45.3%

Repair and maintenance	43,498	45,266	(3.9)%	604	598	1.0%

Total expenditures	$259,219	$201,388	28.7%	$3,600	$2,660	35.3%

Total capital improvements increased $59.6 million or $934 per home for the year ended December 31, 2006 compared to the same period in 2005. This increase was attributable to an additional $18.3 million of major renovations at certain of our properties. These renovations included the re-wiring and/or re-plumbing of an entire building as well as major structural changes and/or architectural revisions to existing buildings. The increase was also attributable to an additional $45.5 million being invested in revenue enhancing improvements. These increases were offset by a $4.2 million decrease in recurring capital expenditures. We will continue to selectively add revenue enhancing improvements which we believe will provide a return on investment substantially in excess of our cost of capital. Recurring capital expenditures during 2007 are currently expected to be approximately $610 per home.

Impairment of Long-Lived Assets

We record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by the future operation and disposition of those assets are less than the net book value of those assets. Our cash flow estimates are based upon historical results adjusted to reflect our best estimate of future market and operating conditions and our estimated holding periods. The net book value of impaired assets is reduced to fair market value. Our estimates of fair market value represent our best estimate based upon industry trends and reference to market rates and transactions.

Real Estate Investment Properties

We purchase real estate investment properties from time to time and allocate the purchase price to various components, such as land, buildings, and intangibles related to in-place leases in accordance with FASB Statement No. 141, “Business Combinations.” The purchase price is allocated based on the relative fair value of each component. The fair value of buildings is determined as if the buildings were vacant upon acquisition and subsequently leased at market rental rates. As such, the determination of fair value considers the present value of all cash flows expected to be generated from the property including an initial lease-up period. We determine the fair value of in-place leases by assessing the net effective rent and remaining term of the lease relative to market terms for similar leases at acquisition. In addition, we consider the cost of acquiring similar leases, the foregone rents associated with the lease-up period, and the carrying costs associated with the lease-up period. The fair value of in-place leases is recorded and amortized as amortization expense over the remaining contractual lease period.

Statements of Cash Flow

The following discussion explains the changes in net cash provided by operating activities and net cash used in investing and financing activities that are presented in our Consolidated Statements of Cash Flows.

Operating Activities

For the year ended December 31, 2006, our net cash flow provided by operating activities was $229.6 million compared to $248.2 million for 2005. During 2006, the decrease in cash flow from operating activities resulted primarily from an $18.5 million increase in interest expense, a decrease of $17.1 million in other income due to a 2005 sale of a technology investment, an $11.4 million increase in operating assets and a $9.8 million decrease in operating liabilities in 2006 as compared to 2005. These decreases in cash flow from operating activities were partially offset by a $34.2 million increase in property operating results from our apartment community portfolio (see discussion under “Apartment Community Operations”), $5.1 million more in gains recognized from the sale of depreciable property and an unconsolidated joint venture in 2006 as compared to 2005, and an $8.5 million decrease in prepayment penalties from 2005.

Investing Activities

For the year ended December 31, 2006, net cash used in investing activities was $150.0 million compared to $219.0 million for 2005. Changes in the level of investing activities from period to period reflects our strategy as it relates to our acquisition, capital expenditure, development, and disposition programs, as well as the impact of the capital market environment on these activities, all of which are discussed in further detail below.

Acquisitions

For the year ended December 31, 2006, we acquired eight apartment communities with 2,763 apartment homes for an aggregate consideration of $327.5 million and two parcels of land for $19.9 million. For 2005, we acquired eight apartment communities with 2,561 apartment homes for an aggregate consideration of $390.9 million and one parcel of land for $2.9 million. Our long-term strategic plan is to achieve greater operating efficiencies by investing in fewer, more concentrated markets. As a result, we have been expanding our interests in the fast growing Southern California, Florida, and Metropolitan Washington DC markets over the past three years. During 2007, we plan to continue to channel new investments into those markets we believe will provide the best investment returns. Markets will be targeted based upon defined criteria including past performance, expected job growth, current and anticipated housing supply and demand and the ability to attract and support household formation.

Real Estate Under Development

Development activity is focused in core markets in which we have strong operations in place. For the year ended December 31, 2006, we invested approximately $101.8 million in development projects, an increase of $52.5 million from our 2005 level of $49.3 million.

The following wholly owned projects were under development as of December 31, 2006:

	Number of	Completed	Cost to	Budgeted	Estimated	Expected
	Apartment	Apartment	Date	Cost	Cost	Completion
	Homes	Homes	(In thousands)	(In thousands)	per Home	Date

2000 Post — Phase III
San Francisco, CA	24	24	$10,254	$11,000	$458,300	1Q07
Villas at Ridgeview Townhomes
Plano, TX	48	—	7,022	10,000	208,300	3Q07
Ridgeview Apartments
Plano, TX	202	—	8,296	18,000	89,100	3Q07
Northwest Houston — Phase I
Houston, TX	320	—	4,421	22,000	68,800	2Q08
Lincoln Towne Square — Phase II
Plano, TX	302	—	4,384	26,000	86,100	3Q08

	896	24	$34,377	$87,000	$97,100

In addition, we owned five parcels of land held for future development aggregating $35.4 million at December 31, 2006.

Development Joint Ventures

In June 2006, we completed the formation of a development joint venture that will invest approximately $138 million to develop one apartment community with 298 apartment homes in Marina del Rey, California. UDR is the financial partner and is responsible for funding the costs of development and receives a preferred return from 7% to 8.5% before our partner receives a 50% participation. Our initial investment was $27.5 million.

In July 2006, we closed on a joint venture to develop a site in Bellevue, Washington. At closing, we owned 49% of the $135 million project that involves building a 400 home high rise apartment building with ground floor retail. Our initial investment was $5.7 million.

In November 2006, we closed on a joint venture to develop a site close to Bellevue Plaza in the central business district of Bellevue, Washington. This project will include the development of 271 apartment homes. Construction began in the fourth quarter of 2006 and is scheduled for completion in 2008. At closing, we owned 49% of the $97 million project. Our initial investment was $10.0 million.

Under FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” these ventures have been consolidated into UDR’s financial statements. Our joint venture partners are the managing partners as well as the developers, general contractors, and property managers.

The following consolidated joint venture projects were under development as of December 31, 2006:

	Number of	Completed	Cost to	Budgeted	Estimated	Expected
	Apartment	Apartment	Date	Cost	Cost	Completion
	Homes	Homes	(In thousands)	(In thousands)	per Home	Date

Jefferson at Marina del Rey
Marina del Rey, CA	298	—	$76,601	$138,000	$463,100	2Q08
Ashwood Commons
Bellevue, WA	271	—	23,660	97,000	357,900	4Q08
Bellevue Plaza
Bellevue, WA	400	—	34,220	135,000	270,000	4Q09

	969	—	$134,481	$370,000	$381,800

Disposition of Investments

For the year ended December 31, 2006, UDR sold 24 communities with 7,653 apartment homes for a gross consideration of $444.9 million. In addition, we sold 384 condominiums from four communities with a total of 612 condominiums for a gross consideration of $72.1 million. We recognized after-tax gains for financial reporting purposes of $148.6 million on these sales. Proceeds from the sales were used primarily to reduce debt.

For the year ended December 31, 2005, UDR sold 22 communities with 6,352 apartment homes and 240 condominiums from five communities with a total of 648 condominiums for a gross consideration of $456.3 million. In addition, we sold our investment in an unconsolidated joint venture for $39.2 million and one parcel of land for $0.9 million. We recognized gains for financial reporting purposes of $143.5 million on these sales. Proceeds from the sales were used primarily to reduce debt and acquire additional communities. In conjunction with the sale of ten communities in July 2005, we received short-term notes for $124.7 million that bear interest at 6.75% and had maturities ranging from September 2005 to July 2006. As of December 31, 2006, all of the notes receivable had matured and had been repaid. We recognized previously deferred gains for financial reporting purposes of $6.4 million for the year ended December 31, 2006.

During 2007, we plan to continue to pursue our strategy of exiting markets where long-term growth prospects are limited and redeploying capital into those markets we believe will provide the best investment returns. We intend to use the proceeds from 2007 dispositions to reduce debt, acquire communities, and fund development activity.

Financing Activities

Net cash used in financing activities during 2006 was $93.0 million compared to $21.5 million in 2005. As part of the plan to improve our balance sheet, we utilized proceeds from dispositions, equity and debt offerings, and refinancings to extend maturities, pay down existing debt, and purchase new properties.

The following is a summary of our financing activities for the year ended December 31, 2006:

•	Repaid $70.3 million of secured debt and $138.8 million of unsecured debt.

•	Authorized a new 10 million share repurchase program in February 2006. This program replaces our previous 11 million share repurchase program under which we repurchased approximately 10 million shares.

•	Sold $125 million aggregate principal amount of 6.05% senior unsecured notes due June 2013 in June 2006 under our medium-term note program. The net proceeds of approximately $124 million were used for debt repayment.

•	Sold $250 million aggregate principal amount of 3.625% convertible senior unsecured notes due 2011 in October 2006. The net proceeds of approximately $245 million were used for the repayment of indebtedness under our revolving credit facility, the cost of a capped call transaction, and for other general corporate purposes. The capped call instrument effectively increased the conversion premium to 40%.

Credit Facilities

We have four secured revolving credit facilities with Fannie Mae with an aggregate commitment of $860 million. As of December 31, 2006, $691.8 million was outstanding under the Fannie Mae credit facilities leaving $168.2 million of unused capacity. The Fannie Mae credit facilities are for an initial term of ten years, bear interest at floating and fixed rates, and can be extended for an additional five years at our discretion. We have $399.4 million of the funded balance fixed at a weighted average interest rate of 6.1% and the remaining balance on these facilities is currently at a weighted average variable rate of 5.9%.

We have a $500 million unsecured revolving credit facility that matures in May 2008 and, at our option, can be extended an additional year. We have the right to increase the credit facility to $750 million under certain circumstances. Based on our current credit ratings, the credit facility bears interest at a rate equal to LIBOR plus 57.5 basis points. Under a competitive bid feature, and for so long as we maintain an Investment Grade Rating, we have the right to bid out 100% of the commitment amount. As of December 31, 2006, $87.2 million was outstanding under the credit facility leaving $412.8 million of unused capacity.

The Fannie Mae credit facility and the bank revolving credit facility are subject to customary financial covenants and limitations.

Interest Rate Risk

We are exposed to interest rate risk associated with variable rate notes payable and maturing debt that has to be refinanced. We do not hold financial instruments for trading or other speculative purposes, but rather issue these financial instruments to finance our portfolio of real estate assets. Interest rate sensitivity is the relationship between changes in market interest rates and the fair value of market rate sensitive assets and liabilities. Our earnings are affected as changes in short-term interest rates impact our cost of variable rate debt and maturing fixed rate debt. A large portion of our market risk is exposure to short-term interest rates from variable rate borrowings outstanding under our Fannie Mae credit facility and our bank revolving credit facility, which totaled $292.5 million and $87.2 million, respectively, at December 31, 2006. The impact on our financial statements of refinancing fixed rate debt that matured during 2006 was immaterial.

If market interest rates for variable rate debt average 100 basis points more in 2007 than they did during 2006, our interest expense would increase, and income before taxes would decrease by $4.9 million. Comparatively, if market interest rates for variable rate debt had averaged 100 basis points more in 2006 than in 2005, our interest expense would have increased, and net income would have decreased by $6.0 million. If market rates for fixed rate debt were 100 basis points higher at December 31, 2006, the fair value of fixed rate debt would have decreased from $2.7 billion to $2.6 billion. If market interest rates for fixed rate debt were 100 basis points lower at December 31, 2006, the fair value of fixed rate debt would have increased from $2.7 billion to $2.9 billion.

These amounts are determined by considering the impact of hypothetical interest rates on our borrowing cost. These analyses do not consider the effects of the adjusted level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no change in our financial structure.

Funds from Operations

Funds from operations, or FFO, is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We compute FFO for all periods presented in accordance with the recommendations set forth by the National Association of Real Estate Investment Trust’s (“NAREIT”) April 1, 2002 White Paper. We consider FFO in evaluating property acquisitions and our operating performance, and believe that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of our activities in accordance with generally accepted accounting principles. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

Historical cost accounting for real estate assets in accordance with generally accepted accounting principles implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance and defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The use of FFO, combined with the required presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. We generally consider FFO to be a useful measure for reviewing our comparative operating and financial performance (although FFO should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. We believe that FFO is the best measure of economic profitability for real estate investment trusts.

The following table outlines our FFO calculation and reconciliation to generally accepted accounting principles for the three years ended December 31, 2006 (dollars in thousands):

	2006	2005	2004

Net income	$128,605	$155,166	$97,152
Adjustments:
Distributions to preferred stockholders	(15,370)	(15,370)	(19,531)
Real estate depreciation and amortization	235,141	193,517	147,133
Minority interests of unitholders in operating partnership	(2,710)	(918)	(1,230)
Real estate depreciation related to unconsolidated entities	—	311	279
Discontinued Operations:
Real estate depreciation	8,748	18,907	33,495
Minority interests of unitholders in operating partnership	10,070	9,648	6,073
Net gain on the sale of land and depreciable property	(148,614)	(139,724)	(52,903)
Net incremental gains on the sale of condominium homes and assets developed for sale	28,601	16,717	1,202

Funds from operations — basic	$244,471	$238,254	$211,670

Distributions to preferred stockholders — Series D and E (Convertible)	3,726	3,726	7,887

Funds from operations — diluted	$248,197	$241,980	$219,557

Weighted average number of common shares and OP Units outstanding — basic	142,426	144,689	136,852
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	147,981	150,141	145,842

In the computation of diluted FFO, OP Units, out-performance partnership shares, and the shares of Series D Cumulative Convertible Redeemable Preferred Stock and Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count. For the year ended December 31, 2004, distributions to preferred stockholders exclude $5.7 million related to premiums on preferred stock conversions.

Net incremental gains on the sale of condominium homes and the net incremental gain on the disposition of real estate investments developed for sale are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on the sale of condominium homes and gains/losses on the disposition of real estate investments developed for sale to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit that differs from the traditional long-term investment in real estate for REITs.

The following table is our reconciliation of FFO share information to weighted average common shares outstanding, basic and diluted, reflected on the Consolidated Statements of Operations for the three years ended December 31, 2006 (shares in thousands):

	2006	2005	2004

Weighted average number of common shares and OP units outstanding — basic	142,426	144,689	136,852
Weighted average number of OP units outstanding	(8,694)	(8,546)	(8,755)

Weighted average number of common shares outstanding — basic per the Consolidated Statements of Operations	133,732	136,143	128,097

Weighted average number of common shares, OP units, and common stock equivalents outstanding — diluted	147,981	150,141	145,842
Weighted average number of OP units outstanding	(8,694)	(8,546)	(8,755)
Weighted average number of incremental shares from assumed conversion of stock options	(966)	(870)	(897)
Weighted average number of incremental shares from assumed conversion of $250 million convertible debt	(68)	—	—
Weighted average number of Series A OPPSs outstanding	(1,717)	(1,778)	(1,791)
Weighted average number of Series D preferred stock outstanding	—	—	(2,892)
Weighted average number of Series E preferred stock outstanding	(2,804)	(2,804)	(3,410)

Weighted average number of common shares outstanding — diluted per the Consolidated Statements of Operations	133,732	136,143	128,097

FFO also does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and therefore should not be considered an alternative to net cash flows from operating activities, as determined by generally accepted accounting principles, as a measure of liquidity. Additionally, it is not necessarily indicative of cash availability to fund cash needs. A presentation of cash flow metrics based on generally accepted accounting principles is as follows (dollars in thousands):

	2006	2005	2004

Net cash provided by operating activities	$229,613	$248,186	$251,747
Net cash used in investing activities	(149,973)	(219,017)	(595,966)
Net cash (used in)/provided by financing activities	(93,040)	(21,530)	347,299

Results of Operations

The following discussion includes the results of both continuing and discontinued operations for the periods presented.

Net Income Available to Common Stockholders

2006-vs.-2005

Net income available to common stockholders was $113.2 million ($0.85 per diluted share) for the year ended December 31, 2006, compared to $139.8 million ($1.03 per diluted share) for the year ended December 31, 2005, representing a decrease of $26.6 million ($0.18 per diluted share). The decrease for the year ended December 31, 2006, when compared to the same period in 2005, resulted primarily from the following items, all of which are discussed in further detail elsewhere within this Report:

•	$31.7 million more in depreciation and amortization expense in 2006,

•	$18.5 million more in interest expense in 2006,

•	$17.1 million less in non-property income in 2006, and

•	$6.4 million more in general and administrative expense in 2006.

These decreases in net income were partially offset by $5.1 million more in gains recognized from the sale of depreciable property and an unconsolidated joint venture, an $8.5 million decrease in losses on early debt retirement, and a $34.2 million increase in apartment community operating results in 2006 when compared to 2005.

2005-vs.-2004

Net income available to common stockholders was $139.8 million ($1.03 per diluted share) for the year ended December 31, 2005, compared to $71.9 million ($0.56 per diluted share) for the year ended December 31, 2004, representing an increase of $67.9 million ($0.47 per diluted share). The increase in net income for the year ended December 31, 2005, when compared to the same period in 2004, resulted primarily from the following items, all of which are discussed in further detail elsewhere within this Report:

•	$90.6 million more in gains recognized from the sale of depreciable property and an unconsolidated joint venture in 2005,

•	a $32.6 million increase in apartment community operating results in 2005,

•	an $18.1 million increase in non-property income in 2005,

•	a $5.7 million decrease in premiums paid on preferred stock conversions in 2005,

•	a $5.5 million charge recorded for hurricane related expenses in 2004,

•	$4.2 million less in preferred stock distributions in 2005, and

•	$2.5 million in hurricane related insurance recoveries in 2005.

These increases in net income were partially offset by a $38.7 million increase in interest expense, a $31.8 million increase in real estate depreciation and amortization expense, an $8.5 million increase in losses on early debt retirement, and a $5.5 million increase in general and administrative expense in 2005 when compared to 2004.

Apartment Community Operations

Our net income is primarily generated from the operation of our apartment communities. The following table summarizes the operating performance of our total apartment portfolio for each of the periods presented (dollars in thousands):

	Year Ended December 31,			Year Ended December 31,
	2006	2005	% Change	2005	2004	% Change

Property rental income	$736,329	$700,344	5.1%	$700,344	$649,952	7.8%
Property operating expense*	(271,297)	(269,486)	0.7%	(269,486)	(251,697)	7.1%

Property operating income	$465,032	$430,858	7.9%	$430,858	$398,255	8.2%

Weighted average number of homes	73,731	76,069	(3.1)%	76,069	76,873	(1.0)%
Physical occupancy**	94.3%	94.1%	0.2%	94.1%	93.6%	0.5%

*	Excludes depreciation, amortization, and property management expenses. Also excludes $5.5 million of hurricane related expenses in 2004 and $2.5 million of hurricane related insurance recoveries in 2005.

**	Based upon weighted average stabilized units.

The following table is our reconciliation of property operating income to net income as reflected on the Consolidated Statements of Operations for the periods presented (dollars in thousands):

	2006	2005	2004

Property operating income	$465,032	$430,858	$398,255
Commercial operating (loss)/income	(350)	1,997	427
Non-property income	3,590	20,672	2,606
Depreciation and amortization	(246,934)	(215,192)	(184,087)
Interest	(181,183)	(162,723)	(124,001)
General and administrative and property management	(51,463)	(44,128)	(37,197)
Other operating expenses	(1,238)	(1,178)	(1,226)
Net gain on the sale of land and depreciable property	148,614	139,724	52,903
Loss on early debt retirement	—	(8,483)	—
Hurricane related expenses	—	—	(5,503)
Hurricane related insurance recoveries	—	2,457	—
Minority interests	(7,463)	(8,838)	(5,025)

Net income per the Consolidated Statements of Operations	$128,605	$155,166	$97,152

2006-vs.-2005
Same Communities

Our same communities (those communities acquired, developed, and stabilized prior to December 31, 2005 and held on December 31, 2006, which consisted of 60,062 apartment homes) provided 82% of our property operating income for the year ended December 31, 2006.

For the year ended December 31, 2006, same community property operating income increased 8.6% or $30.4 million compared to 2005. The increase in property operating income was primarily attributable to a 6.0% or $34.2 million increase in revenues from rental and other income that was offset by a 1.8% or $3.9 million increase in operating expenses. The increase in revenues from rental and other income was primarily driven by a 4.9% or $28.4 million increase in rental rates, a 17.6% or $2.2 million decrease in concession expense, and a 12.5% or $5.0 million increase in utility reimbursement income and fee income. Physical occupancy increased 0.1% to 94.7%.

The increase in property operating expenses was primarily driven by a 15.8% or $1.6 million increase in insurance costs, a 4.4% or $1.5 million increase in utility costs, a 2.8% or $1.5 million increase in personnel costs, a 1.1% or $0.4 million increase in repair and maintenance expenses, and a 0.5% or $0.3 million increase in real estate taxes. These increases in operating expenses were partially offset by a 6.0% or $1.2 million decrease in administrative and marketing expenses.

As a result of the percentage changes in property rental income and property operating expenses, the operating margin (property operating income divided by property rental income) increased 1.5% to 63.5%.

Non-Mature Communities

The remaining 18% of our property operating income during 2006 was generated from communities that we classify as “non-mature communities” (primarily those communities acquired or developed in 2005 and 2006, sold properties, and those properties classified as real estate held for disposition). The 16 communities with 5,324 apartment homes that we acquired in 2005 and 2006 provided $32.8 million of property operating income. The 46 communities with 14,005 homes and the 624 condominiums from five communities that we sold in 2005 and 2006 provided $18.3 million of property operating income. In addition, our development communities, which included 438 apartment homes completed in 2005 and 2006, provided $2.2 million of operating income and the two communities with 475 apartment homes, one community with 320 condominiums, and the one commercial unit classified as real estate held for disposition provided $5.5 million of property operating income. Other non-mature communities provided $23.1 million of property operating income for the year ended December 31, 2006.

2005-vs.-2004
Same Communities

Our same communities (those communities acquired, developed, and stabilized prior to September 30, 2004 and held on December 31, 2005, which consisted of 58,840 apartment homes) provided 73% of our property operating income for the year ended December 31, 2005.

For the year ended December 31, 2005, same community property operating income increased 3.4% or $10.3 million compared to 2004. The increase in property operating income was primarily attributable to a 3.8% or $18.6 million increase in revenues from rental and other income that was partially offset by a 4.4% or $8.3 million increase in operating expenses. The increase in revenues from rental and other income was primarily driven by a 2.0% or $10.3 million increase in rental rates, a 20.2% or $2.9 million decrease in concession expense, a 7.5% or $2.6 million increase in utility reimbursement income and fee income, a 7.8% or $2.5 million decrease in vacancy loss, and a 15.6% or $0.4 million decrease in bad debt expense. Physical occupancy increased 0.6% to 94.5%.

The increase in property operating expenses was primarily driven by a 4.3% or $2.0 million increase in real estate taxes, a 3.8% or $1.9 million increase in personnel costs, a 3.8% or $1.1 million increase in utilities expense, a 2.9% or $0.9 million increase in repair and maintenance costs, a 4.7% or $0.8 million increase in administrative and marketing costs, a 46.7% or $0.7 million increase in incentive compensation, and a 5.4% or $0.5 million increase in insurance costs.

As a result of the percentage changes in property rental income and property operating expenses, the operating margin decreased 0.3% to 61.5%.

Non-Mature Communities

The remaining 27% of our property operating income during 2005 was generated from communities that we classify as “non-mature communities” (primarily those communities acquired or developed in 2003, 2004 and 2005, sold properties, and those properties classified as real estate held for disposition). The 41 communities with 12,458 apartment homes that we acquired in the fourth quarter of 2003, and in 2004 and 2005, provided $87.5 million of property operating income. The 22 communities with 6,352 apartment homes and 240 condominiums sold during 2005 provided $10.0 million of property operating income. In addition, our development communities, which included 244 apartment homes constructed since January 1, 2003, provided $0.7 million of property operating income during 2005, the four communities with a total of 384 condominiums classified as real estate held for disposition provided $0.3 million of property operating income, and other non-mature communities which includes homes that are undergoing major rehabilitation, provided $17.5 million of property operating income for the year ended December 31, 2005.

Real Estate Depreciation and Amortization

For the year ended December 31, 2006, real estate depreciation and amortization on both continuing and discontinued operations increased $31.7 million or 14.8% compared to 2005, primarily due to the significant increase in per home acquisition cost compared to the existing portfolio and other capital expenditures.

For the year ended December 31, 2005, real estate depreciation and amortization on both continuing and discontinued operations increased $31.8 million or 17.6% compared to 2004, primarily due to the significant increase in the per home acquisition cost compared to the existing portfolio and other capital expenditures.

Interest Expense

For the year ended December 31, 2006, interest expense on both continuing and discontinued operations increased $18.5 million or 11.3% from 2005 primarily due to the issuance of debt and higher interest rates. For the year ended December 31, 2006, the weighted average amount of debt outstanding increased 11.7% or $350.4 million compared to 2005 and the weighted average interest rate increased from 5.3% to 5.4% during 2006. The weighted average amount of debt outstanding during 2006 is higher than 2005 as acquisition costs in 2005 and in 2006 have been funded, in most part, by the issuance of debt. The increase in the weighted average interest rate during 2006 reflects short-term bank borrowings and variable rate debt that had higher interest rates when compared to the prior year that were partially offset by the retirement of higher coupon debt with lower coupon debt.

For the year ended December 31, 2005, interest expense on both continuing and discontinued operations increased $47.2 million or 38.1% from 2004 primarily due to the issuance of debt and $8.5 million in prepayment penalties. For the year ended December 31, 2005, the weighted average amount of debt outstanding increased 30.7% or $697.4 million compared to 2004 and the weighted average interest rate increased from 5.0% to 5.3% during 2005. The weighted average amount of debt outstanding during 2005 is higher than 2004 as acquisition costs in 2005 have been funded, in most part, by the issuance of debt. The increase in the weighted average interest rate during 2005 reflects short-term bank borrowings and variable rate debt that had higher interest rates when compared to the prior year.

General and Administrative

For the year ended December 31, 2006, general and administrative expenses increased $6.4 million or 25.7% over 2005 due to a number of factors, including increases in incentive compensation, professional fees, relocation costs, and an operating lease on an airplane.

For the year ended December 31, 2005, general and administrative expenses increased $5.5 million or 28.5% over 2004 primarily as a result of an increase in personnel and incentive compensation costs, an operating lease on an airplane, compliance costs and an operations improvement initiative.

Hurricane Related Expenses and Hurricane Related Insurance Recoveries

In 2005, $2.5 million of hurricane related insurance recoveries were recorded. In 2004, we recognized a $5.5 million charge to cover expenses associated with the damage in Florida caused by hurricanes Charley, Frances, and Jeanne. UDR reported that 25 of our 34 Florida communities were affected by the hurricanes.

Gains on the Sale of Land, Depreciable Property and an Unconsolidated Joint Venture

For the years ended December 31, 2006 and 2005, we recognized after-tax gains for financial reporting purposes of $148.6 million and $143.5 million, respectively. Changes in the level of gains recognized from period to period reflect the changing level of our divestiture activity from period to period as well as the extent of gains related to specific properties sold.

Premium on Preferred Stock Conversions

In the fourth quarter of 2004, we exercised our right to redeem 2 million shares of our Series D Cumulative Convertible Redeemable Preferred Stock. Upon receipt of our redemption notice, the shares to be redeemed were converted by the holder into 3,076,769 shares of common stock at a price of $16.25 per share. As a result, we recognized a $5.7 million premium on preferred stock conversions.

The premium amount recognized to convert these shares represents the cumulative accretion to date between the conversion value of the preferred stock and the value at which it was recorded at the time of issuance.

eBay Purchase of Rent.com

On December 16, 2004, eBay announced that it had agreed to acquire privately held Rent.com, a leading Internet listing web site in the apartment and rental housing industry, for approximately $415 million plus acquisition costs, net of Rent.com’s cash on hand. On February 23, 2005, eBay announced that it had completed the acquisition. We owned shares in Rent.com, and as a result of the transaction, we recorded a one-time pre-tax gain of $12.3 million on the sale. In August 2006, we received an additional $0.8 million representing our portion of the escrow balance.

Inflation

We believe that the direct effects of inflation on our operations have been immaterial. Substantially all of our leases are for a term of one year or less which generally minimizes our risk from the adverse effects of inflation.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2006 (dollars in thousands):

	Payments Due by Period
Contractual Obligations	Total	2007	2008-2009	2010-2011	Thereafter

Long-Term Debt Obligations	$3,338,785	$248,985	$695,892	$946,462	$1,447,446
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	32,882	2,770	5,460	3,681	20,971
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities Reflected on the Balance Sheet Under GAAP	—	—	—	—	—

During 2006, we incurred interest costs of $181.2 million, of which $5.2 million was capitalized.

Factors Affecting Our Business and Prospects

There are many factors that affect our business and the results of our operations, some of which are beyond our control. These factors include:

•	unfavorable changes in apartment market and economic conditions that could adversely affect occupancy levels, rental rates and purchase or sale prices of apartment communities,

•	the failure of acquisitions to achieve anticipated results,

•	possible difficulty in selling apartment communities,

•	the timing and closing of planned dispositions under agreement,

•	competitive factors that may limit our ability to lease apartment homes or increase or maintain rents,

•	insufficient cash flow that could affect our debt financing and create refinancing risk,

•	failure to generate sufficient revenue, which could impair our debt service payments and distributions to stockholders,

•	development and construction risks that may impact our profitability,

•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs,

•	delays in completing developments and lease-ups on schedule,

•	our failure to succeed in new markets,

•	changing interest rates, which could increase interest costs and affect the market price of our securities,

•	potential liability for environmental contamination, which could result in substantial costs, and

•	the imposition of federal taxes if we fail to qualify as a REIT in any taxable year.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE

UDR, INC.

All other schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
UDR, Inc.

We have audited the accompanying consolidated balance sheets of UDR, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UDR, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 23, 2007 (not provided herein) expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

Richmond, Virginia
February 23, 2007,
Except for Notes 2 and 3,
as to which the date is
May 17, 2007

UDR, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	December 31,
	2006	2005

ASSETS
Real estate owned:
Real estate held for investment	$5,502,469	$4,931,085
Less: accumulated depreciation	(1,237,010)	(1,000,109)

	4,265,459	3,930,976
Real estate under development (net of accumulated depreciation of $527 and $140)	203,786	90,769
Real estate held for disposition (net of accumulated depreciation of $16,190 and $123,580)	97,150	366,850

Total real estate owned, net of accumulated depreciation	4,566,395	4,388,595
Cash and cash equivalents	2,143	15,543
Restricted cash	5,602	4,583
Deferred financing costs, net	35,160	31,036
Notes receivable	10,500	64,805
Other assets	43,097	33,727
Other assets — real estate held for disposition	12,978	3,304

Total assets	$4,675,875	$4,541,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,182,919	$1,062,526
Secured debt — real estate held for disposition	—	53,733
Unsecured debt	2,155,866	2,043,518
Real estate taxes payable	25,560	22,413
Accrued interest payable	34,347	26,672
Security deposits and prepaid rent	25,154	24,046
Distributions payable	46,936	45,313
Accounts payable, accrued expenses, and other liabilities	54,887	53,162
Other liabilities — real estate held for disposition	6,118	18,667

Total liabilities	3,531,787	3,350,050
Minority interests	88,833	83,819
Stockholders’ equity:
Preferred stock, no par value; 50,000,000 shares authorized 5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 in 2005)	135,400	135,400
2,803,812 shares 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 in 2005)	46,571	46,571
Common stock, $0.01 par value; 250,000,000 shares authorized, 135,029,126 shares issued and outstanding (134,012,053 in 2005)	1,350	1,340
Additional paid-in capital	1,682,809	1,680,115
Distributions in excess of net income	(810,875)	(755,702)

Total stockholders’ equity	1,055,255	1,107,724

Total liabilities and stockholders’ equity	$4,675,875	$4,541,593

See accompanying notes to consolidated financial statements.

UDR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,
	2006	2005	2004

REVENUES
Rental income	$692,379	$621,904	$513,463
Non-property income:
Sale of technology investment	796	12,306	—
Sale of unconsolidated joint venture	—	3,823	—
Other income	2,789	4,535	2,608

Total non-property income	3,585	20,664	2,608

Total revenues	695,964	642,568	516,071

EXPENSES
Rental expenses:
Real estate taxes and insurance	83,058	74,510	59,795
Personnel	67,705	62,674	52,937
Utilities	39,767	36,494	30,897
Repair and maintenance	40,867	36,595	37,829
Administrative and marketing	21,263	21,463	17,904
Property management	20,265	19,309	17,881
Other operating expenses	1,238	1,178	1,226
Real estate depreciation and amortization	235,141	193,517	147,133
Interest	182,285	162,773	122,024
General and administrative	31,198	24,819	19,316
Other depreciation and amortization	3,009	2,655	3,201
Loss on early debt retirement	—	6,662	—

Total expenses	725,796	642,649	510,143

(Loss)/income before minority interests and discontinued operations	(29,832)	(81)	5,928
Minority interests of outside partnerships	(103)	(108)	(182)
Minority interests of unitholders in operating partnerships	2,710	918	1,230

(Loss)/income before discontinued operations, net of minority interests	(27,225)	729	6,976
Income from discontinued operations, net of minority interests	155,830	154,437	90,176

Net income	128,605	155,166	97,152
Distributions to preferred stockholders — Series B	(11,644)	(11,644)	(11,644)
Distributions to preferred stockholders — Series D (Convertible)	—	—	(3,473)
Distributions to preferred stockholders — Series E (Convertible)	(3,726)	(3,726)	(4,414)
Premium on preferred stock conversions	—	—	(5,729)

Net income available to common stockholders	$113,235	$139,796	$71,892

Earnings per common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	$(0.32)	$(0.11)	$(0.14)
Income from discontinued operations, net of minority interests	$1.17	$1.14	$0.70
Net income available to common stockholders	$0.85	$1.03	$0.56
Common distributions declared per share	$1.25	$1.20	$1.17
Weighted average number of common shares outstanding — basic	133,732	136,143	128,097
Weighted average number of common shares outstanding — diluted	133,732	136,143	128,097

See accompanying notes to consolidated financial statements.

UDR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2006	2005	2004

Operating Activities
Net income	$128,605	$155,166	$97,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	246,934	215,192	184,088
Net gains on the sale of land and depreciable property	(148,614)	(139,724)	(52,903)
Cancellation of operating partnership units in connection with the sale of equity investment	—	(1,000)	—
Gain on the sale of technology investment	(796)	(12,306)	—
Gain on the sale of unconsolidated joint venture	—	(3,823)	—
Distribution of earnings from unconsolidated joint venture	—	124	—
Minority interests	7,463	8,838	5,025
Amortization of deferred financing costs and other	6,063	5,287	7,206
Amortization of deferred compensation	—	2,939	2,780
Prepayments on income taxes	(6,288)	—	—
Changes in operating assets and liabilities:
(Increase)/decrease in operating assets	(2,713)	8,695	(1,769)
(Decrease)/increase in operating liabilities	(1,041)	8,798	10,168

Net cash provided by operating activities	229,613	248,186	251,747
Investing Activities
Proceeds from the sale of real estate investments, net	492,744	308,753	190,105
Repayment of notes receivable	59,805	64,845	75,586
Acquisition of real estate assets (net of liabilities assumed) and initial capital expenditures	(365,606)	(413,744)	(755,966)
Development of real estate assets	(101,849)	(49,343)	(19,131)
Capital expenditures and other major improvements — real estate assets, net of escrow reimbursement	(215,721)	(156,122)	(82,390)
Capital expenditures — non-real estate assets	(3,465)	(3,209)	(1,578)
Distributions to consolidated joint venture partners	(6,823)	—	—
Proceeds from the sale of technology investment	796	12,306	—
Purchase deposits on pending real estate acquisitions	(4,354)	—	—
Issuance of notes receivable	(5,500)	—	—
Distribution of capital from unconsolidated joint venture	—	458	—
Decrease/(increase) in funds held in escrow from tax free exchanges pending the acquisition of real estate	—	17,039	(2,592)

Net cash used in investing activities	(149,973)	(219,017)	(595,966)
Financing Activities
Proceeds from the issuance of secured debt	78,860	25,342	—
Scheduled principal payments on secured debt	(70,339)	(8,611)	(36,814)
Non-scheduled principal payments on secured debt	—	(125,221)	(95,011)
Proceeds from the issuance of unsecured debt	375,000	499,983	475,775
Payments on unsecured debt	(138,849)	(70,860)	(46,585)
Net (repayment)/proceeds of revolving bank debt	(123,600)	(67,300)	140,200
Purchase of capped call equity instrument	(12,588)	—	—
Payment of financing costs	(10,284)	(14,455)	(8,849)
Proceeds from the issuance of common stock	5,303	4,334	99,461
Proceeds from the repayment of officer loans	—	—	459
Proceeds from the issuance of performance shares	400	343	(50)
Purchase of minority interests owned by Series A LLC	(2,059)	—	—
Purchase of minority interest from outside partners	—	(522)	—
Conversion of operating partnership units to cash	—	(50)	—
Distributions paid to minority interests	(12,729)	(12,900)	(13,553)
Distributions paid to preferred stockholders	(15,370)	(15,370)	(20,347)
Distributions paid to common stockholders	(166,785)	(163,001)	(147,387)
Repurchases of common and preferred stock	—	(73,242)	—

Net cash (used in)/provided by financing activities	(93,040)	(21,530)	347,299
Net (decrease)/increase in cash and cash equivalents	(13,400)	7,639	3,080
Cash and cash equivalents, beginning of year	15,543	7,904	4,824

Cash and cash equivalents, end of year	$2,143	$15,543	$7,904

Supplemental Information:
Interest paid during the period	$174,871	$160,367	$115,519
Non-cash transactions:
Conversion of operating partnership minority interests to common stock (381,001 shares in 2006, 99,573 shares in 2005, 170,209 shares in 2004)	7,988	1,444	2,035
Conversion of minority interests in Series B, LLC	—	690	—
Issuance of restricted stock awards	2,754	7,709	3,250
Issuance of operating partnership units in connection with acquisitions	—	7,653	—
Cancellation of a note receivable with the acquisition of a property	—	—	8,000
Secured debt assumed with the acquisition of properties	24,512	26,825	311,714
Receipt of a note receivable in connection with sales of real estate investments	—	124,650	75,586
Deferred gain in connection with the sale of real estate investments	—	6,410	—
Non-cash transactions associated with consolidated joint venture:
Real estate assets acquired	62,059	—	—
Secured debt assumed	33,627	—	—
Operating liabilities assumed	3,840	—	—

See accompanying notes to consolidated financial statements.

UDR, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)

							Deferred	Notes
						Distributions	Compensation-	Receivable	Accumulated
						in	Unearned	from	Other
	Preferred Stock		Common Stock		Paid-in	Excess of	Restricted	Officer-	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Net Income	Stock Awards	Stockholders	Loss	Total

Balance, December 31, 2003	10,841,226	$236,564	127,295,126	$127,295	$1,458,983	$(651,497)	$(5,588)	$(459)	$(1,862)	$1,163,436

Comprehensive Income
Net income						97,152				97,152
Other comprehensive income:
Unrealized gain on derivative financial instruments									1,862	1,862

Comprehensive income						97,152			1,862	99,014

Issuance of common and restricted shares			769,083	769	10,171					10,940
Issuance of common shares through public offering			4,497,000	4,497	86,804					91,301
Adjustment for conversion of minority interests of unitholders in operating partnerships			170,209	170	1,865					2,035
Principal repayments on notes receivable from officer-stockholders								459		459
Accretion of premium on Series D conversions		5,729				(5,729)				—
Conversion of 7.50%
Series D Cumulative
Convertible Redeemable shares	(2,000,000)	(50,000)	3,076,769	3,077	46,923					—
Conversion of 8.00% Series E Cumulative
Convertible shares	(621,405)	(10,322)	621,405	622	9,700					—
Common stock distributions declared ($1.17 per share)						(152,203)				(152,203)
Preferred stock distributions declared-Series B ($2.15 per share)						(11,644)				(11,644)
Preferred stock distributions declared-Series D ($2.09 per share)						(3,473)				(3,473)
Preferred stock distributions declared-Series E ($1.33 per share)						(4,414)				(4,414)
Adjustment for FASB 123 adoption					(5,588)		5,588			—

Balance, December 31, 2004	8,219,821	181,971	136,429,592	136,430	1,608,858	(731,808)	—	—	—	1,195,451

Comprehensive Income
Net income						155,166				155,166

Comprehensive income						155,166				155,166

Issuance of common and restricted shares			663,238	680	6,595					7,275
Common shares repurchased			(3,180,350)	(32)	(73,210)					(73,242)
Adjustment for change in par value from $1.00 to $0.01				(135,822)	135,822					—
Adjustment for conversion of minority interests of unitholders in operating partnerships			99,573	84	1,360					1,444
Adjustment for conversion of minority interests in Series B LLC					690					690
Common stock distributions declared ($1.20 per share)						(163,690)				(163,690)
Preferred stock distributions declared-Series B ($2.15 per share)						(11,644)				(11,644)
Preferred stock distributions declared-Series E ($1.33 per share)						(3,726)				(3,726)

UDR, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY — (Continued)
(In thousands, except share data)

							Deferred	Notes
						Distributions	Compensation-	Receivable	Accumulated
						in	Unearned	from	Other
	Preferred Stock		Common Stock		Paid-in	Excess of	Restricted	Officer-	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Net Income	Stock Awards	Stockholders	Loss	Total

Balance, December 31, 2005	8,219,821	181,971	134,012,053	1,340	1,680,115	(755,702)	—	—	—	1,107,724

Comprehensive Income
Net income						128,605				128,605

Comprehensive income						128,605				128,605

Issuance of common and restricted shares and other			636,072	6	9,357					9,363
Adjustment for conversion of minority interests of unitholders in operating partnerships			381,001	4	7,984					7,988
Adjustment for conversion of minority interests owned by Series A LLC					(2,059)					(2,059)
Purchase of capped call equity instrument					(12,588)					(12,588)
Common stock distributions declared ($1.25 per share)						(168,408)				(168,408)
Preferred stock distributions declared-Series B ($2.15 per share)						(11,644)				(11,644)
Preferred stock distributions declared-Series E ($1.33 per share)						(3,726)				(3,726)

Balance, December 31, 2006	8,219,821	$181,971	135,029,126	$1,350	$1,682,809	$(810,875)	$—	$—	$—	$1,055,255

See accompanying notes to consolidated financial statements.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and formation

UDR, Inc., a Maryland corporation, was formed in 1972. We operate within one defined business segment with activities related to the ownership, management, development, acquisition, renovation, and disposition of multifamily apartment communities nationwide. At December 31, 2006, we owned 242 communities and had five communities under development.

Basis of presentation

The accompanying consolidated financial statements include the accounts of UDR and its subsidiaries, including United Dominion Realty, L.P., (the “Operating Partnership”), and Heritage Communities L.P. (the “Heritage OP”), (collectively, “UDR”). As of December 31, 2006, there were 166,185,740 units in the Operating Partnership outstanding, of which 156,493,682 units or 94% were owned by UDR and 9,692,058 units or 6% were owned by limited partners (of which 1,650,322 are owned by the holders of the Series A OPPS). As of December 31, 2006, there were 5,542,200 units in the Heritage OP outstanding, of which 5,212,993 units or 94% were owned by UDR and 329,207 units or 6% were owned by limited partners. The consolidated financial statements of UDR include the minority interests of the unitholders in the Operating Partnership and the Heritage OP. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the financial statements and the amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates. Certain previously reported amounts have been reclassified to conform to the current financial statement presentation.

Real estate

Real estate assets held for investment are carried at historical cost less accumulated depreciation and any recorded impairment losses.

Expenditures for ordinary repair and maintenance costs are charged to expense as incurred. Expenditures for improvements, renovations, and replacements related to the acquisition and/or improvement of real estate assets are capitalized at cost and depreciated over their estimated useful lives if the value of the existing asset will be materially enhanced or the life of the related asset will be substantially extended beyond the original life expectancy.

UDR recognizes impairment losses on long-lived assets used in operations when there is an event or change in circumstance that indicates an impairment in the value of an asset and the undiscounted future cash flows are not sufficient to recover the asset’s carrying value. Our cash flow estimates are based upon historical results adjusted to reflect our best estimate of future market and operating conditions and our estimated holding periods. If such indicators of impairment are present, an impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. Our estimates of fair market value represent our best estimate based upon industry trends and reference to market rates and transactions.

UDR purchases real estate investment properties from time to time and allocates the purchase price to various components, such as land, buildings, and intangibles related to in-place leases in accordance with FASB Statement No. 141, “Business Combinations.” The purchase price is allocated based on the relative fair

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

value of each component. The fair value of buildings is determined as if the buildings were vacant upon acquisition and subsequently leased at market rental rates. As such, the determination of fair value considers the present value of all cash flows expected to be generated from the property including an initial lease up period. UDR determines the fair value of in-place leases by assessing the net effective rent and remaining term of the lease relative to market terms for similar leases at acquisition. The fair value of in-place leases is recorded and amortized as amortization expense over the remaining contractual lease period. UDR determines the fair value of in-place leases by considering the cost of acquiring similar leases, the foregone rents associated with the lease-up period, and the carrying costs associated with the lease-up period.

For long-lived assets to be disposed of, impairment losses are recognized when the fair value of the asset less estimated cost to sell is less than the carrying value of the asset. Properties classified as real estate held for disposition generally represent properties that are actively marketed or contracted for sale which are expected to close within the next twelve months. Real estate held for disposition is carried at the lower of cost, net of accumulated depreciation, or fair value, less the cost to dispose, determined on an asset-by-asset basis. Expenditures for ordinary repair and maintenance costs on held for disposition properties are charged to expense as incurred. Expenditures for improvements, renovations, and replacements related to held for disposition properties are capitalized at cost. Depreciation is not recorded on real estate held for disposition.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which is 35 years for buildings, 10 to 35 years for major improvements, and 3 to 10 years for furniture, fixtures, equipment, and other assets. The value of acquired in-place leases is amortized over the remaining term of each acquired in-place lease.

All development projects and related carrying costs are capitalized and reported on the Consolidated Balance Sheet as “Real estate under development.” As each building in a project is completed and becomes available for lease-up, the total cost of the building is transferred to real estate held for investment and the assets are depreciated over their estimated useful lives. The cost of development projects includes interest, real estate taxes, insurance, and allocated development overhead during the construction period.

Interest, real estate taxes, and incremental labor and support costs for personnel working directly on the development site are capitalized as part of the real estate under development to the extent that such charges do not cause the carrying value of the asset to exceed its net realizable value. During 2006, 2005, and 2004, total interest capitalized was $5.2 million, $2.8 million, and $1.0 million, respectively.

Cash equivalents

Cash equivalents include all cash and liquid investments with maturities of three months or less when purchased.

Restricted cash

Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and replacement reserves, and security deposits.

Deferred financing costs

Deferred financing costs include fees and other external costs incurred to obtain debt financings and are generally amortized on a straight-line basis, which approximates the effective interest method, over a period not to exceed the term of the related debt. Unamortized financing costs are written-off when debt is retired before its maturity date. During 2006, 2005, and 2004, amortization expense was $6.1 million, $6.5 million, and $5.1 million, respectively.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investments in unconsolidated development joint ventures

Investments in unconsolidated joint ventures are accounted for using the equity method when major business decisions require approval by the other partners and UDR does not have control of the assets. Investments are recorded at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. UDR eliminates intercompany profits on sales of services that are provided to joint ventures. Differences between the carrying value of investments and the underlying equity in net assets of the investee are due to capitalized interest on the investment balance and capitalized development and leasing costs that are recovered by UDR through fees during construction.

Revenue recognition

UDR’s apartment homes are leased under operating leases with terms generally of one year or less. Rental income is recognized as it is earned and collectability is reasonably assured.

Advertising costs

All advertising costs are expensed as incurred and reported on the Consolidated Statements of Operations within the line item “Administrative and marketing.” During 2006, 2005, and 2004, total advertising expense was $9.3 million, $11.2 million, and $10.5 million, respectively.

Interest rate swap agreements

UDR accounts for its derivative instruments in accordance with Statements of Financial Accounting Standards No. 133 and No. 138, “Accounting for Certain Derivative Instruments and Hedging Activities.” At December 31, 2006, UDR has no derivative financial instruments reported on its Consolidated Balance Sheet. Prior to their maturity in July 2004, UDR’s derivative financial instruments consisted of interest rate swap agreements that were designated as cash flow hedges of debt with variable interest rate features, and as qualifying hedges for financial reporting purposes. For a derivative instrument that qualifies as a cash flow hedge, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings during the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change.

As part of UDR’s overall interest rate risk management strategy, UDR used derivative financial instruments as a means to artificially fix variable rate debt or to hedge anticipated financing transactions. UDR’s derivative transactions used for interest rate risk management included various interest rate swaps with indices that related to the pricing of specific financial instruments of UDR. Because of the close correlation between the hedging instrument and the underlying cash flow exposure being hedged, fluctuations in the value of the derivative instruments were generally offset by changes in the cash flow of the underlying exposures. As a result, UDR appropriately controlled the risk so that derivatives used for interest rate risk management would not have a material unintended effect on consolidated earnings. UDR does not enter into derivative financial instruments for trading purposes.

The fair value of UDR’s derivative instruments were reported on the balance sheet at their current fair value. The estimated fair value for our interest rate swaps relied on prevailing market interest rates. The interest rate swap agreements were designated with all or a portion of the principal balance and term of a specific debt obligation. Each interest rate swap involved the periodic exchange of payments over the life of the related agreement. An amount received or paid on the interest rate swap was recorded on an accrual basis as an adjustment to the related interest expense of the outstanding debt based on the accrual method of

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accounting. The related amount payable to and receivable from counterparties was included in other liabilities and other assets, respectively.

When the terms of the underlying transaction were modified, or when the underlying hedged item ceased to exist, all changes in the fair value of the instrument were marked-to-market with changes in value included in net income each period until the instrument matured, unless the instrument was redesignated as a hedge of another transaction. If a derivative instrument was terminated or the hedging transaction was no longer determined to be effective, amounts held in accumulated other comprehensive income were reclassified into earnings over the term of the future cash outflows on the related debt.

Comprehensive income

Comprehensive income, which is defined as all changes in equity during each period except for those resulting from investments by or distributions to stockholders, is displayed in the accompanying Statements of Stockholders’ Equity. Other comprehensive income for 2004 consisted of unrealized gains or losses from derivative financial instruments. There is no difference between net income and total comprehensive income for 2006 and 2005.

Stock-based employee compensation plans

UDR adopted the fair-value-based method of accounting for share-based payments effective January 1, 2004, using the prospective method described in FASB Statement No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” UDR adopted Statement 123(R) on January 1, 2006, and has continued to use the Black-Scholes-Merton formula to estimate the value of stock options granted to employees, which have not been granted since 2002. Statement 123(R) must be applied not only to new awards but to previously granted awards that are not fully vested on the effective date (as of January 1, 2006, there were no unvested stock options). UDR adopted Statement 123 using the modified prospective transition method (which applied only to awards granted, modified or settled after the adoption date). The adoption of the provisions of Statement 123(R) did not have a material impact on our financial position, results of operations, or cash flows.

Minority interests of unitholders in operating partnerships

Interests in operating partnerships held by limited partners are represented by operating partnership units (“OP Units”). The operating partnerships’ income is allocated to holders of OP Units based upon net income available to common stockholders and the weighted average number of OP Units outstanding to total common shares plus OP Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the individual partnership agreements. OP Units can be exchanged for cash or shares of UDR’s common stock on a one-for-one basis, at the option of UDR. OP Units, as a percentage of total OP Units and shares outstanding, were 6.1% at December 31, 2006, 5.9% at December 31, 2005, and 6.3% at December 31, 2004.

Minority interests of outside partnerships

UDR has limited partners in certain real estate partnerships acquired in certain merger transactions. Net income for these partnerships is allocated based upon the percentage interest owned by these limited partners in each respective real estate partnership.

Earnings per share

Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the year. Diluted earnings per common share is computed based upon common

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

shares outstanding plus the effect of dilutive stock options and other potentially dilutive common stock equivalents. The dilutive effect of stock options and other potentially dilutive common stock equivalents is determined using the treasury stock method based on UDR’s average stock price.

The following table sets forth the computation of basic and diluted earning per share (dollars in thousands, except per share amounts):

	2006	2005	2004

Numerator for basic and diluted earnings per share —
Net income available to common stockholders	$113,235	$139,796	$71,892
Denominator:
Denominator for basic earnings per share —
Weighted average common shares outstanding	134,533	136,920	128,711
Non-vested restricted stock awards	(801)	(777)	(614)

	133,732	136,143	128,097

Effect of dilutive securities:
Employee stock options, non-vested restricted stock awards, and convertible debt	—	—	—

Denominator for dilutive earnings per share	133,732	136,143	128,097

Basic earnings per share	$0.85	$1.03	$0.56

Diluted earnings per share	$0.85	$1.03	$0.56

The effect of the conversion of the operating partnership units, Series A, Series C, and Series D Out-Performance Partnership Shares, convertible preferred stock, and convertible debt is not dilutive and is therefore not included in the above calculations. If the operating partnership units were converted to common stock, the additional shares of common stock outstanding for the three years ended December 31, 2006, would be 8,693,981, 8,545,786, and 8,669,310 weighted average common shares, respectively. If the Series A Out-Performance Partnership Shares were converted to common stock, the additional shares of common stock outstanding for the three years ended December 31, 2006, would be 1,716,659, 1,778,251, and 1,791,329 weighted average common shares, respectively. If the convertible preferred stock were converted to common stock, the additional shares of common stock outstanding for the three years ended December 31, 2006, would be 2,803,812, 2,803,812, and 6,301,821 weighted average common shares, respectively. If the Series C and Series D Out-Performance Partnership Shares were converted to common stock, the additional shares of common stock outstanding for the year ended December 31, 2006, would be 313,145 and 75,869 weighted average common shares, respectively. If the convertible debt was converted to common stock, the additional shares of common stock outstanding for the year ended December 31, 2006, would be 68,132 weighted average common shares.

Income taxes

UDR is operated as, and elects to be taxed as, a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Generally, a REIT complies with the provisions of the Code if it meets certain requirements concerning its income and assets, as well as if it distributes at least 90% of its REIT taxable income to its stockholders and will not be subject to U.S. federal income taxes if it distributes at least 100% of its income. Accordingly, no provision has been made for federal income taxes of the REIT. UDR is subject to certain state and local excise or franchise taxes, for which provision has been made. If we fail to qualify as a REIT in any taxable year, our taxable income will be subject to United States Federal income tax at regular corporate rates (including any applicable alternative minimum tax). Even if we qualify

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as a REIT, we may be subject to certain state and local income taxes and to United States Federal income tax. We also will be required to pay a 100% tax on non-arms length transactions between us and a taxable REIT subsidiary and on any net income from sales of property that the IRS successfully asserts was property held for sale to customers in the ordinary course.

The differences between net income available to common stockholders for financial reporting purposes and taxable income before dividend deductions relate primarily to temporary differences, principally real estate depreciation and the tax deferral of certain gains on property sales. The differences in depreciation result from differences in the book and tax basis of certain real estate assets and the differences in the methods of depreciation and lives of the real estate assets.

Consolidation of development partnerships

UDR adopted FASB Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities,” as required, effective March 31, 2004. The adoption required the consolidation of all previously unconsolidated development projects, in which UDR was deemed to be the primary beneficiary. FIN No. 46 requires the Company to consolidate the assets, liabilities and results of operations of the activities of a variable interest entity, for which the Company includes only its development partnerships, if the Company is the primary beneficiary of the partnership. The primary beneficiary is the partner that is entitled to receive a majority of the entity’s residual returns and/or is subject to a majority of the risk of loss from such entity’s activities. As of December 31, 2006, UDR was the primary beneficiary of, and therefore consolidated, its three development partnerships.

Impact of recently issued accounting pronouncements

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. UDR will adopt this interpretation in the first quarter of fiscal 2007. The Company has substantially completed its analysis of the interpretation and does not expect it to have a material impact on its financial position.

2.	REAL ESTATE OWNED

UDR operates in 33 markets dispersed throughout 16 states. At December 31, 2006, our largest apartment market was Orange County, California, where we owned 12% of our apartment homes, based upon carrying value. Excluding Orange County, California, UDR did not own more than 7% of its apartment homes in any one market, based upon carrying value.

The following table summarizes real estate held for investment at December 31, with restated amounts that reflect discontinued operations as of March 31, 2007 (dollars in thousands):

	2006	2005

Land and land improvements	$1,347,707	$1,220,654
Buildings and improvements	3,855,313	3,466,573
Furniture, fixtures, and equipment	299,449	243,858

Real estate held for investment	5,502,469	4,931,085
Accumulated depreciation	(1,237,010)	(1,000,109)

Real estate held for investment, net	$4,265,459	$3,930,976

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of real estate held for investment by major geographic markets (in order of carrying value, excluding real estate held for disposition and real estate under development) at December 31, 2006 (dollars in thousands):

	Number of	Initial
	Apartment	Acquisition	Carrying	Accumulated
	Communities	Cost	Value	Depreciation	Encumbrances

WESTERN REGION
Orange County, CA	13	$642,350	$684,460	$50,353	$114,255
San Francisco, CA	9	371,164	388,672	42,068	19,645
Los Angeles, CA	6	186,774	197,287	21,291	90,722
San Diego, CA	5	154,551	162,878	15,434	39,176
Inland Empire, CA	3	91,763	145,540	14,124	13,394
Monterey Peninsula, CA	7	85,323	144,133	27,064	—
Seattle, WA	6	107,432	114,875	17,159	58,621
Portland, OR	5	76,990	86,271	14,912	20,576
Sacramento, CA	2	51,899	64,563	16,005	45,837
MID-ATLANTIC REGION
Metropolitan DC	8	214,961	249,271	39,663	30,691
Raleigh, NC	11	179,935	229,947	80,499	68,059
Baltimore, MD	10	146,257	176,424	46,277	13,286
Richmond, VA	9	106,326	174,696	62,532	61,532
Wilmington, NC	6	64,213	103,893	39,035	—
Charlotte, NC	6	63,833	88,685	24,081	—
Norfolk, VA	6	42,741	74,475	32,261	9,118
Other Mid-Atlantic	13	92,985	145,972	59,316	36,232
SOUTHEASTERN REGION
Tampa, FL	12	213,597	273,531	71,233	63,253
Orlando, FL	12	142,034	219,802	78,286	47,871
Nashville, TN	10	132,719	187,754	49,632	71,585
Jacksonville, FL	4	82,178	110,344	31,193	17,043
Atlanta, GA	6	57,669	84,779	32,394	23,884
Other Florida	8	132,913	164,164	39,076	52,588
Other Southeastern	7	54,609	79,467	34,947	—
SOUTHWESTERN REGION
Houston, TX	16	185,965	265,438	79,615	40,693
Dallas, TX	6	192,525	199,570	22,376	23,971
Arlington, TX	6	75,335	95,916	29,851	20,543
Austin, TX	5	75,779	87,073	24,055	6,073
Denver, CO	2	64,362	70,425	18,699	—
Phoenix, AZ	3	45,168	67,116	21,949	27,771
Other Southwestern	6	122,301	149,892	45,924	41,674
MIDWESTERN REGION
Columbus, OH	6	111,315	165,785	46,884	40,635
Other Midwestern	3	20,241	24,890	6,694	6,241
Richmond Corporate	—	554	4,091	1,137	—
Commercial	—	20,223	20,390	991	10,276

	237	$4,408,984	$5,502,469	$1,237,010	$1,115,245

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of real estate held for disposition by major category at December 31, 2006, with restated amounts that reflect discontinued operations as of March 31, 2007 (dollars in thousands):

	Initial
	Acquisition	Carrying	Accumulated
	Cost	Value	Depreciation	Encumbrances

Apartments	$107,117	$109,193	$16,190	$—
Land	3,932	4,147	—	—

	$111,049	$113,340	$16,190	$—

The following is a summary of real estate under development by major category at December 31, 2006, with restated amounts that reflect discontinued operations as of March 31, 2007 (dollars in thousands):

	Initial
	Acquisition	Carrying	Accumulated
	Cost	Value	Depreciation	Encumbrances

Apartments	$20,752	$34,377	$—	$—
Land and joint ventures	109,776	169,936	527	67,674

	$130,528	$204,313	$527	$67,674

Total Real Estate Owned	$4,650,561	$5,820,122	$1,253,727	$1,182,919

3.	INCOME FROM DISCONTINUED OPERATIONS

UDR adopted FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (FAS 144) as of January 1, 2002. FAS 144 requires, among other things, that the primary assets and liabilities and the results of operations of UDR’s real properties which have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR’s Consolidated Statements of Operations and Balance Sheets. Properties classified as real estate held for disposition generally represent properties that are actively marketed or contracted for sale which are expected to close within the next twelve months.

For purposes of these financial statements, FAS 144 results in the presentation of the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition through March 31, 2007, as discontinued operations for all periods presented. The adoption of FAS 144 does not have an impact on net income available to common stockholders. FAS 144 only results in the reclassification of the operating results of all properties sold or classified as held for disposition through March 31, 2007 within the Consolidated Statements of Operations for the years ended December 31, 2006, 2005, and 2004, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets as of December 31, 2006 and 2005.

For the three months ended March 31, 2007, UDR sold two communities and eight condominiums from one community with a total of 320 condominiums, and one parcel of land. We recognized after-tax gains for financial reporting purposes of $41.5 million on these sales. At March 31, 2007, UDR had one community with a net book value of $54.9 million, one community with a total of 312 condominiums and a net book value of $20.6 million, and one commercial unit with a net book value of $0.4 million included in real estate held for disposition. For the year ended December 31, 2006, UDR sold 24 communities and 384 condominiums from four communities with a total of 612 condominiums. We recognized gains for financial reporting purposes of $148.6 million on these sales. At December 31, 2006, UDR had two communities with a net book value of $18.3 million, one community with a total of 320 condominiums and a net book value of $19.0 million, one commercial unit with a net book value of $0.4 million, and one parcel of land with a net book value of $4.1 million included in real estate held for disposition. During 2005, UDR sold 22 communities, 240 condominiums from five communities with a total of 648 condominiums, and one parcel of land. We recognized gains for financial reporting purposes of $139.7 million on these sales. In conjunction with the sale of ten communities in July 2005, we received short-term notes for $124.7 million that bear interest at 6.75% and had maturities ranging from September 2005 to July 2006. As of December 31, 2006, all of the notes receivable had matured and had been repaid. We recognized previously deferred gains for financial reporting

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purposes of $6.4 million for the twelve months ended December 31, 2006. During 2004, UDR sold 19 communities, 24 condominiums from a community of 36 condominiums, and one parcel of land. The results of operations for these properties and the interest expense associated with the secured debt on these properties are classified on the Consolidated Statements of Operations in the line item entitled “Income from discontinued operations, net of minority interests.”

The following is a summary of income from discontinued operations for the years ended December 31, with restated amounts that reflect discontinued operations as of March 31, 2007 (dollars in thousands):

	2006	2005	2004

Rental income	$44,534	$80,466	$136,944
Non-property income/(loss)	5	8	(2)

	44,539	80,474	136,942
Rental expenses	19,571	35,321	57,866
Real estate depreciation	8,748	18,907	33,495
Interest	(1,102)	(49)	1,977
Loss on early debt retirement	—	1,821	—
Other expenses	36	113	258

	27,253	56,113	93,596
Income before net gain on the sale of depreciable property and minority interests	17,286	24,361	43,346
Net gain on the sale of land and depreciable property	148,614	139,724	52,903

Income before minority interests	165,900	164,085	96,249
Minority interests on income from discontinued operations	(10,070)	(9,648)	(6,073)

Income from discontinued operations, net of minority interests	$155,830	$154,437	$90,176

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	SECURED DEBT

Secured debt on continuing and discontinued operations of UDR’s real estate portfolio, which encumbers $1.9 billion or 33% of real estate owned based upon book value ($3.9 billion or 67% of UDR’s real estate owned is unencumbered) consists of the following as of December 31, 2006 (dollars in thousands):

			Weighted	Weighted	Number of
	Principal Outstanding		Average	Average	Properties
	December 31,	December 31,	Interest Rate	Years to Maturity	Encumbered
	2006	2005	2006	2006	2006

Fixed Rate Debt
Mortgage notes payable	$352,159	$359,281	5.49%	4.7	15
Tax-exempt secured notes payable	26,070	26,400	5.84%	18.2	3
Fannie Mae credit facilities	399,362	363,875	6.09%	4.4	9

Total fixed rate secured debt	777,591	749,556	5.81%	5.0	27

Variable Rate Debt
Mortgage notes payable	105,089	66,464	6.42%	4.3	4
Tax-exempt secured note payable	7,770	7,770	3.70%	21.5	1
Fannie Mae credit facility	292,469	292,469	5.86%	5.8	46

Total variable rate secured debt	405,328	366,703	5.97%	5.7	51

Total secured debt	$1,182,919	$1,116,259	5.86%	5.2	78

Fixed Rate Debt

Mortgage notes payable.  Fixed rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from December 2007 through July 2027 and carry interest rates ranging from 4.55% to 8.18%.

Tax-exempt secured notes payable.  Fixed rate mortgage notes payable that secure tax-exempt housing bond issues mature at various dates from May 2008 through March 2031 and carry interest rates ranging from 5.30% to 6.47%. Interest on these notes is generally payable in semi-annual installments.

Secured credit facilities.  At December 31, 2006, UDR’s fixed rate secured credit facilities consisted of $399.4 million of the $691.8 million outstanding on an $860 million aggregate commitment under four revolving secured credit facilities with Fannie Mae. The Fannie Mae credit facilities are for an initial term of ten years, bear interest at floating and fixed rates, and can be extended for an additional five years at our discretion. As of December 31, 2006, the fixed rate Fannie Mae credit facilities had a weighted average fixed rate of interest of 6.09%.

Variable Rate Debt

Mortgage notes payable.  Variable rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from October 2009 through July 2013. As of December 31, 2006, these notes had interest rates ranging from 5.99% to 7.70%.

Tax-exempt secured note payable.  The variable rate mortgage note payable that secures tax-exempt housing bond issues matures in July 2028. As of December 31, 2006, this note had an interest rate of 3.70%. Interest on this note is payable in monthly installments.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Secured credit facilities.  At December 31, 2006, UDR’s variable rate secured credit facilities consisted of $292.5 million outstanding on the Fannie Mae credit facilities. As of December 31, 2006, the variable rate Fannie Mae credit facilities had a weighted average floating rate of interest of 5.86%.

The aggregate maturities of secured debt for the five years subsequent to December 31, 2006 are as follows (dollars in thousands):

	Fixed			Variable
	Mortgage	Tax-Exempt	Credit	Mortgage	Tax-Exempt	Credit
Year	Notes	Notes	Facilities	Notes	Notes	Facilities	Total

2007	$81,376	$345	$—	$—	$—	$—	$81,721
2008	4,346	5,135	—	—	—	—	9,481
2009	27,763	245	—	45,403	—	—	73,411
2010	98,027	265	174,362	22,271	—	—	294,925
2011	11,726	280	50,000	—	—	39,513	101,519
Thereafter	128,921	19,800	175,000	37,415	7,770	252,956	621,862

	$352,159	$26,070	$399,362	$105,089	$7,770	$292,469	$1,182,919

During the first quarter of 2005, we prepaid approximately $110 million of secured debt. In conjunction with these prepayments, we incurred prepayment penalties of $8.5 million in both continuing and discontinued operations as “Loss on early debt retirement.” These penalties were funded by the proceeds from the sale of our technology investment of $12.3 million.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	UNSECURED DEBT

A summary of unsecured debt as of December 31, 2006 and 2005 is as follows (dollars in thousands):

	2006	2005

Commercial Banks
Borrowings outstanding under an unsecured credit facility due May 2008(a)	$87,200	$210,800
Senior Unsecured Notes — Other
7.95% Medium-Term Notes due July 2006	—	85,374
7.07% Medium-Term Notes due November 2006	—	25,000
7.25% Notes due January 2007(b)	92,255	92,255
4.30% Medium-Term Notes due July 2007	75,000	75,000
4.50% Medium-Term Notes due March 2008	200,000	200,000
8.50% Monthly Income Notes due November 2008	29,081	29,081
4.25% Medium-Term Notes due January 2009	50,000	50,000
6.50% Notes due June 2009	200,000	200,000
3.90% Medium-Term Notes due March 2010	50,000	50,000
3.625% Convertible Senior Notes due September 2011(c)	250,000	—
5.00% Medium-Term Notes due January 2012	100,000	100,000
6.05% Medium-Term Notes due June 2013	121,345	—
5.13% Medium-Term Notes due January 2014	200,000	200,000
5.25% Medium-Term Notes due January 2015	250,000	250,000
5.25% Medium-Term Notes due January 2016	100,000	100,000
8.50% Debentures due September 2024	54,118	54,118
4.00% Convertible Senior Notes due December 2035(d)	250,000	250,000
Other	167	370

	2,021,966	1,761,198

Unsecured Notes — Other
Verano Construction Loan due February 2006	—	24,820
ABAG Tax-Exempt Bonds due August 2008	46,700	46,700

	46,700	71,520

Total Unsecured Debt	$2,155,866	$2,043,518

(a)	UDR has a three-year $500 million unsecured revolving credit facility. The credit facility matures on May 31, 2008, and at UDR’s option, can be extended for an additional year. UDR has the right to increase the credit facility to $750 million under certain circumstances. Based on UDR’s current credit ratings, the credit facility carries an interest rate equal to LIBOR plus a spread of 57.5 basis points. Under a competitive bid feature, and for so long as UDR maintains an Investment Grade Rating, UDR has the right to bid out 100% of the commitment amount.

(b)	In January 2007, this medium-term note matured and was repaid using proceeds from property dispositions.

(c)	At any time on or after July 15, 2011, prior to the close of business on the second business day prior to September 15, 2011, and also following the occurrence of certain events, the notes will be convertible at the option of the holder. Upon conversion of the notes, UDR will deliver cash and common stock, if any,

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day observation period. The initial conversion rate for each $1,000 principal amount of notes is 26.6326 shares of our common stock, subject to adjustment under certain circumstances. In connection with the issuance of the 3.625% convertible senior notes, UDR entered into a capped call transaction with respect to its common stock. The convertible note and capped call transactions, both of which expire September 2011, must be net share settled. The maximum number of shares to be issued under the convertible notes is 6.7 million shares, subject to certain adjustment provisions. The capped call transaction combines a purchased call option with a strike price of $37.548 with a written call option with a strike price of $43.806. These transactions have no effect on the terms of the 3.625% convertible senior notes and are intended to reduce the potential dilution upon future conversion of the 3.625% convertible senior notes by effectively increasing the initial conversion price to $43.806 per share, representing a 40% conversion premium. The net cost of $12.6 million of the capped call transaction was included in stockholders’ equity.

(d)	Prior to December 15, 2030, upon the occurrence of specified events, the notes will be convertible at the option of the holder into cash and, in certain circumstances, shares of UDR’s common stock at an initial conversion rate of 35.2988 shares per $1,000 principal amount of notes (which equates to an initial conversion price of approximately $28.33 per share). On or after December 15, 2030, the notes will be convertible at any time prior to the second business day prior to maturity at the option of the holder into cash and, in certain circumstances, shares of UDR’s common stock at the above initial conversion rate. The initial conversion rate is subject to adjustment in certain circumstances.

The following is a summary of short-term bank borrowings under UDR’s bank credit facility at December 31, (dollars in thousands):

	2006	2005	2004

Total revolving credit facilities at December 31	$500,000	$500,000	$500,000
Borrowings outstanding at December 31	87,200	210,800	278,100
Weighted average daily borrowings during the year	264,102	315,487	127,665
Maximum daily borrowings during the year	415,800	440,200	356,500
Weighted average interest rate during the year	5.3%	3.6%	2.0%
Weighted average interest rate at December 31	5.6%	4.7%	2.7%

The aggregate maturities of unsecured debt for the five years subsequent to December 31, 2006 are as follows (dollars in thousands):

	Credit	Unsecured
Year	Facility	Debt	Total

2007	$—	$167,265	$167,265
2008	87,200	275,790	362,990
2009	—	250,009	250,009
2010	—	50,010	50,010
2011	—	250,009	250,009
Thereafter	—	1,075,583	1,075,583

	$87,200	$2,068,666	$2,155,866

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Series B Cumulative Redeemable Preferred Stock has no stated par value and a liquidation preference of $25 per share. The Series B has no voting rights except as required by law. The Series B has no stated maturity and is not subject to any sinking fund or mandatory redemption and is not convertible into any of our other securities. The Series B is not redeemable prior to May 29, 2007. On or after this date, the Series B may be redeemed for cash at our option, in whole or in part, at a redemption price of $25 per share plus accrued and unpaid dividends. The redemption price is payable solely out of the sale proceeds of our other capital stock. All dividends due and payable on the Series B have been accrued or paid as of the end of each fiscal year.

Distributions declared on the Series B in 2006 were $2.15 per share or $0.5375 per quarter. The Series B is listed on the NYSE under the symbol “UDRpb.” At December 31, 2006 and 2005, a total of 5,416,009 shares of the Series B were outstanding.

The Series E Cumulative Convertible Preferred Stock has no stated par value and a liquidation preference of $16.61 per share. Subject to certain adjustments and conditions, each share of the Series E is convertible at any time and from time to time at the holder’s option into one share of our common stock. The holders of the Series E are entitled to vote on an as-converted basis as a single class in combination with the holders of common stock at any meeting of our stockholders for the election of directors or for any other purpose on which the holders of common stock are entitled to vote. The Series E has no stated maturity and is not subject to any sinking fund or any mandatory redemption.

Distributions declared on the Series E in 2006 were $1.33 per share or $0.3322 per quarter. The Series E is not listed on any exchange. At December 31, 2006 and 2005, a total of 2,803,812 shares of the Series E were outstanding.

UDR is authorized to issue up to 20,000,000 shares of our Series F Preferred Stock. The Series F Preferred Stock may be purchased by holders of UDR’s operating partnership units, or OP Units, at a purchase price of $0.0001 per share. OP Unitholders are entitled to subscribe for and purchase one share of UDR’s Series F Preferred Stock for each OP Unit held. At December 31, 2006, a total of 666,293 shares of the Series F Preferred Stock were outstanding at a value of $66.63. As of December 31, 2005, we had not issued any shares of our Series F Preferred Stock. Holders of the Series F Preferred Stock are entitled to one vote for each share of the Series F Preferred Stock they hold, voting together with the holders of our common stock, on each matter submitted to a vote of securityholders at a meeting of our stockholders. The Series F Preferred Stock does not entitle its holders to any other rights, privileges or preferences.

Dividend Reinvestment and Stock Purchase Plan

UDR’s Dividend Reinvestment and Stock Purchase Plan (the “Stock Purchase Plan”) allows common and preferred stockholders the opportunity to purchase, through the reinvestment of cash dividends, additional shares of UDR’s common stock. As of December 31, 2006, 9,893,700 shares of common stock had been issued under the Stock Purchase Plan. Shares in the amount of 15,106,300 were reserved for further issuance under the Stock Purchase Plan as of December 31, 2006. During 2006, 44,691 shares were issued under the Stock Purchase Plan for a total consideration of approximately $1.3 million.

Restricted Stock Awards

UDR’s 1999 Long-Term Incentive Plan (“LTIP”) authorizes the grant of restricted stock awards to employees, officers, consultants, and directors of UDR. Compensation expense is recorded over the vesting period and is based upon the value of the common stock on the date of issuance. For the years ended

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2006, 2005 and 2004, we recognized $4.5 million, $3.2 million, and $2.7 million, respectively, of compensation expense related to the amortization of restricted stock. As of December 31, 2006, 1,268,448 shares of restricted stock have been issued under the LTIP.

Shareholder Rights Plan

UDR’s First Amended and Restated Rights Agreement is intended to protect long-term interests of stockholders in the event of an unsolicited, coercive or unfair attempt to take over UDR. The plan authorized a dividend of one Preferred Share Purchase Right (the “Rights”) on each share of common stock outstanding. Each Right, which is not currently exercisable, will entitle the holder to purchase 1/1000 of a share of a new series of UDR’s preferred stock, designated as Series C Junior Participating Cumulative Preferred Stock, at a price to be determined upon the occurrence of the event, and for which the holder must be paid $45 should the takeover occur. Under the Plan, the Rights will be exercisable if a person or group acquires more than 15% of UDR’s common stock or announces a tender offer that would result in the ownership of 15% of UDR’s common stock.

7.	FINANCIAL INSTRUMENTS

The following estimated fair values of financial instruments were determined by UDR using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts UDR would realize on the disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts. The carrying amounts and estimated fair value of UDR’s financial instruments as of December 31, 2006 and 2005, are summarized as follows (dollars in thousands):

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Secured debt	$1,182,919	$1,178,078	$1,116,259	$1,123,108
Unsecured debt	2,155,866	2,056,929	2,043,518	2,032,211

The following methods and assumptions were used by UDR in estimating fair values.

Cash equivalents

The carrying amount of cash equivalents approximates fair value.

Notes receivable

At December 31, 2006, UDR has a promissory note in the principal amount of $1.5 million that is due in February 2016. The note was received in connection with our investment in the development of an online leasing software and bears interest at 10.0%. In July 2006, UDR received a promissory note in the amount of $4.0 million that became due in January 2007. This note was received in connection with a joint venture project and bears interest at 6.8%. The carrying amount of these notes receivable approximate their fair value.

In July 2005, UDR received short-term notes in the principal amount of $124.7 million that bear interest at 6.75% and had maturities ranging from September 2005 to July 2006. The notes were received in conjunction with the sale of ten communities. As of December 31, 2006, all of the notes receivable had matured and had been repaid. We recognized previously deferred gains for financial reporting purposes of $6.4 million during 2006.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In June 2003, UDR received a promissory note in the principal amount of $5 million that is due October 2011. The note was received in connection with one of our acquisitions and bears interest of 9.0% that is payable in annual installments. The carrying amount of this note receivable approximates its fair value.

Secured and unsecured debt

Estimated fair value is based on mortgage rates, tax-exempt bond rates, and corporate unsecured debt rates believed to be available to UDR for the issuance of debt with similar terms and remaining lives. The carrying amount of UDR’s variable rate secured debt approximates fair value as of December 31, 2006 and 2005. The carrying amounts of UDR’s borrowings under variable rate unsecured debt arrangements, short-term revolving credit agreements, and lines of credit, approximate their fair values as of December 31, 2006 and 2005.

8.	INCOME TAXES

The aggregate cost of our real estate assets for federal income tax purposes was approximately $5.3 billion at December 31, 2006.

The following table reconciles UDR’s net income to REIT taxable income for the three years ended December 31, 2006 (dollars in thousands):

	2006	2005	2004

Net income	$128,605	$155,166	$97,152
Elimination of TRS income	(6,955)	(17,802)	(1,120)
Minority interest	(4,219)	(1,828)	(1,950)
Depreciation and amortization expense	66,754	56,274	46,916
Disposition of properties	47,168	(74,323)	(10,029)
Revenue recognition timing differences	(1,249)	(87)	(195)
Investment loss, not deductible for tax	—	—	(593)
Capitalized interest	1,620	1,720	—
Compensation related differences	(3,264)	(2,174)	(3,174)
Other expense timing differences	173	(706)	2,102
Net operating loss	(47,522)	—	—

REIT taxable income before dividends	$181,111	$116,240	$129,109

Dividend paid deduction	$181,111	$149,475	$153,409

For income tax purposes, distributions paid to common stockholders may consist of ordinary income, capital gains, and non-taxable return of capital, or a combination thereof. Distributions that exceed our current and accumulated earnings and profits constitute a return of capital rather than taxable income and reduce the stockholder’s basis in their common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholder’s basis in the common shares, it generally will be treated

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as a gain from the sale or exchange of that stockholder’s common shares. For the three years ended December 31, 2006, distributions paid per common share were taxable as follows:

	2006	2005	2004

Ordinary income	$0.48	$0.63	$0.76
Long-term capital gain	0.46	0.22	0.20
Unrecaptured section 1250 gain	0.30	0.13	0.08
Return of capital	—	0.21	0.12

	$1.24	$1.19	$1.16

We have taxable REIT subsidiaries that are subject to state and federal income taxes. Income tax expense consists of the following for the three years ended December 31, 2006, and is included in gains on the sales (dollars in thousands):

	2006	2005	2004

Income tax expense/(benefit)
Current	$5,533	$11,090	$867
Deferred	(680)	313	—

Total income tax expense	$4,853	$11,403	$867

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income for the three years ended December 31, 2006, as follows (dollars in thousands):

	2006	2005	2004

Income tax expense/(benefit)
Computed tax expense	$4,134	$10,193	$675
Permanent book/tax difference	(99)	—	—
State income tax (net of federal benefit) and other	818	1,210	192

Total income tax expense	$4,853	$11,403	$867

Deferred income taxes reflect the estimated net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the corresponding amounts for income

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tax purposes. Our taxable REIT subsidiary’s deferred tax assets and liabilities are as follows for the three years ended December 31, 2006 (dollars in thousands):

	2006	2005	2004

Deferred tax assets:
Depreciation	$550	$—	$—
Capitalized interest	159	—	—
Pre-paid rent	84	19	—
Warranty expense	11	—	—

Total deferred tax assets	804	19	—
Deferred tax liabilities:
Depreciation	—	(17)	—
Interest	(437)	(315)	—

Total deferred tax liabilities	(437)	(332)	—

Net deferred tax asset/(liability)	$367	$(313)	$—

9.	EMPLOYEE BENEFIT PLANS

Profit Sharing Plan

Our Profit Sharing Plan (the “Plan”) is a defined contribution plan covering all eligible full-time employees. Under the Plan, UDR makes discretionary profit sharing and matching contributions to the Plan as determined by the Compensation Committee of the Board of Directors. Aggregate provisions for contributions, both matching and discretionary, which are included in UDR’s Consolidated Statements of Operations for the three years ended December 31, 2006, 2005, and 2004 were $0.7 million, $0.6 million, and $0.6 million, respectively.

Stock Option Plan

In May 2001, the stockholders of UDR approved the 1999 Long-Term Incentive Plan (the “LTIP”), which supersedes the 1985 Stock Option Plan. With the approval of the LTIP, no additional grants will be made under the 1985 Stock Option Plan. The LTIP authorizes the granting of awards which may take the form of options to purchase shares of common stock, stock appreciation rights, restricted stock, dividend equivalents, other stock-based awards, and any other right or interest relating to common stock or cash. The Board of Directors reserved 4 million shares for issuance upon the grant or exercise of awards under the LTIP. The LTIP generally provides, among other things, that options are granted at exercise prices not lower than the market value of the shares on the date of grant and that options granted must be exercised within ten years. The maximum number of shares of stock that may be issued subject to incentive stock options is 4 million shares. Shares under options that expire or are cancelable are available for subsequent grant.

UDR adopted the fair-value-based method of accounting for share-based payments effective January 1, 2004, using the prospective method described in FASB Statement No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” UDR adopted Statement 123(R) on January 1, 2006, and has continued to use the Black-Scholes-Merton formula to estimate the value of stock options granted to employees, which have not been granted since 2002. Statement 123(R) must be applied not only to new awards but to previously granted awards that are not fully vested on the effective date (as of January 1, 2006, there were no unvested stock options). UDR adopted Statement 123 using the modified prospective transition method (which applied only to awards granted, modified or settled after the adoption date). The adoption of

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the provisions of Statement 123(R) did not have a material impact on our financial position, results of operations, or cash flows.

A summary of UDR’s stock option activity during the three years ended December 31, 2006, is provided in the following table:

	Number	Weighted Average	Range of
	Outstanding	Exercise Price	Exercise Prices

Balance, December 31, 2003	2,536,187	$11.88	$9.63	—	$15.38
Granted	—	—			—
Exercised	(562,064)	11.90	9.63	—	15.25
Forfeited	(13,500)	12.02	10.88	—	13.96

Balance, December 31, 2004	1,960,623	11.88	9.63	—	15.38
Granted	—	—			—
Exercised	(298,566)	12.02	9.88	—	14.63
Forfeited	(19,834)	13.80	9.88	—	15.25

Balance, December 31, 2005	1,642,223	11.84	9.63	—	15.38
Granted	—	—			—
Exercised	(315,333)	13.52	9.63	—	15.38
Forfeited	(27,500)	11.47	9.63	—	14.63

Balance, December 31, 2006	1,299,390	11.44	9.63	—	15.38

Exercisable at December 31, 2004	1,938,343	$11.84	$9.63	—	$15.38
2005	1,635,666	11.82	9.63	—	15.38
2006	1,299,390	11.44	9.63	—	15.38

The weighted average remaining contractual life on all options outstanding is 3.7 years. 578,110 of share options had exercise prices between $9.63 and $10.88, 527,296 of share options had exercise prices between $11.15 and $12.23, and 193,984 of share options had exercise prices between $13.94 and $15.38.

As of December 31, 2006 and 2005, stock-based awards for 2,286,091 and 2,583,586 shares of common stock, respectively, were available for future grants under the 1999 LTIP’s existing authorization.

10.	COMMITMENTS AND CONTINGENCIES

Commitments

Real Estate Under Development

UDR is committed to completing its wholly owned real estate currently under development, which has an estimated cost to complete of $52.6 million as of December 31, 2006.

UDR is committed to completing its development joint venture projects, which have an estimated cost to complete of $235.5 million at December 31, 2006.

UDR has entered into three contracts to purchase apartment communities upon their development completion. Provided that the developer meets certain conditions, UDR will purchase these communities for approximately $105.0 million.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Land and Other Leases

UDR is party to several ground leases relating to operating communities. In addition, UDR is party to various other operating leases related to the operation of its regional offices and equipment. Future minimum lease payments for non-cancelable land and other leases as of December 31, 2006 are as follows (dollars in thousands):

	Ground	Operating
	Leases	Leases

2007	$1,151	$1,619
2008	1,151	1,573
2009	1,154	1,582
2010	1,154	1,065
2011	1,154	308
Thereafter	20,971	—

	$26,735	$6,147

UDR incurred $2.8 million, $2.4 million and $1.9 million of rent expense for the years ended December 31, 2006, 2005, and 2004.

Contingencies

Series C Out-Performance Program

In May 2005, the stockholders of UDR approved a new Out-Performance Program and the first series of new Out-Performance Partnership Shares under the program are the Series C Out-Performance Units (the “Series C Program”) pursuant to which certain executive officers and other key employees of UDR (the “Series C Participants”) were given the opportunity to purchase interests in UDR Out-Performance III, LLC, a Delaware limited liability company (the “Series C LLC”), the only asset of which is a special class of partnership units of the Operating Partnership (“Series C Out-Performance Partnership Shares” or “Series C OPPSs”) . The purchase price for the Series C OPPSs was determined by the Compensation Committee of UDR’s board of directors to be $750,000, assuming 100% participation, and was based upon the advice of an independent valuation expert. UDR’s performance for the Series C Program will be measured over the 36-month period from June 1, 2005 to May 30, 2008.

The Series C Program is designed to provide participants with the possibility of substantial returns on their investment if the cumulative total return on UDR’s common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period is at least the equivalent of a 36% total return, or 12% annualized (“Minimum Return”).

At the conclusion of the measurement period, if UDR’s cumulative total return satisfies these criteria, the Series C LLC as holder of the Series C OPPSs will receive (for the indirect benefit of the Series C Participants as holders of interests in the Series C LLC) distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would be received on the number of OP Units obtained by:

i. determining the amount by which the cumulative total return of UDR’s common stock over the measurement period exceeds the Minimum Return (such excess being the “Excess Return”);

ii. multiplying 2% of the Excess Return by UDR’s market capitalization (defined as the average number of shares outstanding over the 36-month period, including common stock, common stock equivalents and OP Units); and

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

iii. dividing the number obtained in clause (ii) by the market value of one share of UDR’s common stock on the valuation date, computed as the volume-weighted average price per day of common stock for the 20 trading days immediately preceding the valuation date.

For the Series C OPPSs, the number determined pursuant to (ii) above is capped at 1% of market capitalization.

If, on the valuation date, the cumulative total return of UDR’s common stock does not meet the Minimum Return, then the Series C Participants will forfeit their entire initial investment.

Based on the results through December 31, 2006, 313,145 Series C OPPSs would have been issued had the Program terminated on that date. However, since the ultimate determination of Series C OPPSs to be issued will not occur until May 30, 2008, and the number of Series C OPPSs is determinable only upon future events, the financial statements do not reflect any impact for these events. Accordingly, the contingently issuable Series C OPPSs will only be included in basic earnings per share after the measurement period has ended and the applicable hurdle has been met. Furthermore, the Series C OPPSs will only be included in common stock and common stock equivalents in the calculation of diluted earnings per share after the measurement period has ended and the hurdle has been met at the end of the reporting period (if any), assuming the measurement period ended at the end of the reporting period.

Series D Out-Performance Program

In February 2006, the board of directors of UDR approved the Series D Out-Performance Program (the “Series D Program”) pursuant to which certain executive officers and other key employees of UDR (the “Series D Participants”) were given the opportunity to purchase interests in UDR Out-Performance IV, LLC, a Delaware limited liability company (the “Series D LLC”), the only asset of which is a special class of partnership units of the Operating Partnership (“Series D Out-Performance Partnership Shares” or “Series D OPPSs”) . The Series D Program is part of the New Out-Performance Program approved by UDR’s stockholders in May 2005. The Series D LLC has agreed to sell 830,000 membership units to members of UDR’s senior management at a price of $1.00 per unit. The aggregate purchase price of $830,000 for the Series D OPPSs, assuming 100% participation, is based upon the advice of an independent valuation expert. The Series D Program will measure the cumulative total return on our common stock over the 36-month period beginning January 1, 2006 and ending December 31, 2008.

The Series D Program is designed to provide participants with the possibility of substantial returns on their investment if the cumulative total return on UDR’s common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period is at least the equivalent of a 36% total return, or 12% annualized (“Minimum Return”).

At the conclusion of the measurement period, if UDR’s cumulative total return satisfies these criteria, the Series D LLC as holder of the Series D OPPSs will receive (for the indirect benefit of the Series D Participants as holders of interests in the Series D LLC) distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would be received on the number of OP Units obtained by:

i. determining the amount by which the cumulative total return of UDR’s common stock over the measurement period exceeds the Minimum Return (such excess being the “Excess Return”);

ii. multiplying 2% of the Excess Return by UDR’s market capitalization (defined as the average number of shares outstanding over the 36-month period, including common stock, OP Units, common stock equivalents and OP Units); and

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

iii. dividing the number obtained in (ii) by the market value of one share of UDR’s common stock on the valuation date, computed as the volume-weighted average price per day of the common stock for the 20 trading days immediately preceding the valuation date.

For the Series D OPPSs, the number determined pursuant to clause (ii) above is capped at 1% of market capitalization.

If, on the valuation date, the cumulative total return of UDR’s common stock does not meet the Minimum Return, then the Series D Participants will forfeit their entire initial investment.

Based on the results through December 31, 2006, 75,869 Series D OPPSs would have been issued had the Program terminated on that date. However, since the ultimate determination of Series D OPPSs to be issued will not occur until December 31, 2008, and the number of Series D OPPSs is determinable only upon future events, the financial statements do not reflect any impact for these events. Accordingly, the contingently issuable Series D OPPSs will only be included in basic earnings per share after the measurement period has ended and the applicable hurdle has been met. Furthermore, the Series D OPPSs will only be included in common stock and common stock equivalents in the calculation of diluted earnings per share after the measurement period has ended and the hurdle has been met at the end of the reporting period (if any), assuming the measurement period ended at the end of the reporting period.

Litigation and Legal Matters

UDR is subject to various legal proceedings and claims arising in the ordinary course of business. UDR cannot determine the ultimate liability with respect to such legal proceedings and claims at this time. UDR believes that such liability, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on our financial condition, results of operations or cash flow.

11.	INDUSTRY SEGMENTS

UDR owns and operates multifamily apartment communities throughout the United States that generate rental and other property related income through the leasing of apartment homes to a diverse base of tenants. UDR separately evaluates the performance of each of its apartment communities. However, because each of the apartment communities has similar economic characteristics, facilities, services, and tenants, the apartment communities have been aggregated into a single apartment communities segment. All segment disclosure is included in or can be derived from UDR’s consolidated financial statements.

There are no tenants that contributed 10% or more of UDR’s total revenues during 2006, 2005, or 2004.

UDR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	UNAUDITED SUMMARIZED CONSOLIDATED QUARTERLY FINANCIAL DATA

Summarized consolidated quarterly financial data for the year ended December 31, 2006, with restated amounts that reflect discontinued operations as of March 31, 2007, is as follows (dollars in thousands, except per share amounts):

	Three Months Ended
	Previously		Previously		Previously		Previously
	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
	March 31	March 31	June 30	June 30	September 30	September 30	December 31	December 31

Rental income (a)	$166,432	$166,432	$169,955	$169,859	$177,329	$176,339	$180,757	$179,749
Loss before minority interests and discontinued operations	(7,193)	(7,193)	(6,120)	(6,145)	(7,434)	(7,355)	(9,279)	(9,139)
Gain on sale of depreciable property	15,347	15,347	33,482	33,482	65,669	65,669	34,116	34,116
Income from discontinued operations, net of minority interests	18,550	18,550	37,748	37,771	66,060	65,984	33,654	33,525
Net income available to common stockholders	8,165	8,165	28,342	28,342	55,510	55,510	21,218	21,218

Earnings per common share:
Basic	$0.06	$0.06	$0.21	$0.21	$0.42	$0.42	$0.16	$0.16
Diluted	0.06	0.06	0.21	0.21	0.42	0.42	0.16	0.16

(a)	Represents rental income from continuing operations.

Summarized consolidated quarterly financial data for the year ended December 31, 2005, with restated amounts that reflect discontinued operations as of March 31, 2007, is as follows (dollars in thousands, except per share amounts):

	Three Months Ended
	Previously		Previously		Previously		Previously
	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
	March 31	March 31	June 30	June 30	September 30	September 30	December 31	December 31

Rental income (a)	$148,552	$148,552	$153,466	$153,466	$157,683	$157,683	$162,203	$162,203
Income/(loss) before minority interests and discontinued operations	1,427	1,427	322	322	(1,435)	(1,435)	(395)	(395)
Gain on sale of land and depreciable property	7,023	7,023	46,781	46,781	12,851	12,851	73,069	73,069
Income from discontinued operations, net of minority interests	13,424	13,424	51,957	51,957	16,224	16,224	72,832	72,832
Net income available to common stockholders	11,099	11,099	48,599	48,599	11,292	11,292	68,806	68,806

Earnings per common share:
Basic	$0.08	$0.08	$0.36	$0.36	$0.08	$0.08	$0.51	$0.51
Diluted	0.08	0.08	0.36	0.36	0.08	0.08	0.51	0.51

(a)	Represents rental income from continuing operations.

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED
FOR THE YEAR ENDED DECEMBER 31, 2006

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

WESTERN REGION

Harbor at Mesa Verde	$—	$20,476,466	$28,537,805	$49,014,271	$7,898,037	$20,493,875	$36,418,434	$56,912,308	$7,521,490	1965	06/12/03

Pine Brook Village	18,270,000	2,581,763	25,504,086	28,085,849	3,840,197	3,812,777	28,113,269	31,926,046	5,694,666	1979	06/12/03

Pacific Shores	19,145,000	7,345,226	22,623,676	29,968,902	5,763,978	7,347,018	28,385,862	35,732,880	5,581,412	1971	06/12/03

Huntington Vista	—	8,055,452	22,485,746	30,541,198	3,736,930	8,073,730	26,204,398	34,278,128	5,299,661	1970	06/12/03

Pacific Palms	—	12,285,059	6,236,783	18,521,843	1,059,650	12,364,081	7,217,412	19,581,493	1,668,641	1962	07/31/03

Missions at Back Bay	—	229,270	14,128,763	14,358,033	492,828	10,618,842	4,232,020	14,850,861	837,406	1969	12/16/03

Coronado at Newport — North	54,532,170	62,515,901	46,082,056	108,597,957	6,900,069	62,543,888	52,954,139	115,498,026	6,926,335	1968	10/28/04

Huntington Villas	—	61,535,270	18,017,201	79,552,471	1,964,805	61,553,308	19,963,968	81,517,276	2,948,686	1972	09/30/04

Villa Venetia	—	70,825,106	24,179,600	95,004,706	2,739,272	70,837,402	26,906,575	97,743,977	3,719,872	1972	10/28/04

Vista Del Rey	—	10,670,493	7,079,834	17,750,327	694,513	10,673,012	7,771,827	18,444,840	1,102,112	1969	09/30/04

Foxborough	—	12,070,601	6,186,721	18,257,322	987,236	12,083,292	7,161,266	19,244,558	1,023,741	1969	09/30/04

Coronado South	—	58,784,785	50,066,757	108,851,542	3,141,813	58,806,208	53,187,147	111,993,355	5,706,733	1970	03/31/05

The Arboretum	22,307,984	29,562,468	14,283,292	43,845,760	2,890,338	29,597,246	17,138,852	46,736,098	2,322,134	1970	10/28/04

ORANGE COUNTY, CA	114,255,154	356,937,860	285,412,320	642,350,180	42,109,666	368,804,677	315,655,169	684,459,846	50,352,889

2000 Post Street	—	9,860,627	44,577,506	54,438,133	2,854,200	10,040,340	47,251,993	57,292,333	10,241,644	1987	12/07/98

Birch Creek	7,539,128	4,365,315	16,695,509	21,060,824	3,786,621	4,712,807	20,134,638	24,847,445	6,042,586	1968	12/07/98

Highlands of Marin	—	5,995,838	24,868,350	30,864,188	2,604,763	6,163,618	27,305,332	33,468,951	6,873,751	1991	12/07/98

Marina Playa	12,105,709	6,224,383	23,916,283	30,140,666	4,504,014	6,519,309	28,125,371	34,644,680	8,492,079	1971	12/07/98

Crossroads Apartments	—	4,811,488	10,169,520	14,981,008	1,174,160	4,872,226	11,282,941	16,155,167	1,680,557	1986	07/28/04

River Terrace	—	22,161,247	40,137,141	62,298,388	504,613	22,162,242	40,640,759	62,803,001	3,442,358	2005	08/01/05

Lake Pines	—	14,031,365	30,536,982	44,568,346	938,762	14,031,365	31,475,744	45,507,108	2,005,839	1972	11/29/05

Bay Terrace	—	8,544,559	14,457,992	23,002,551	419,043	8,544,559	14,877,035	23,421,594	1,082,437	1962	10/07/05

Mill Creek	—	48,202,012	41,608,035	89,810,047	721,547	19,115,710	71,415,884	90,531,594	2,206,269	2006	06/21/06

SAN FRANCISCO, CA	19,644,837	124,196,833	246,967,317	371,164,151	17,507,721	96,162,176	292,509,697	388,671,873	42,067,520

The Crest	59,634,693	21,953,480	67,808,654	89,762,134	4,477,221	21,956,364	72,282,990	94,239,354	9,548,287	1989	09/30/04

Rosebeach	—	8,414,478	17,449,593	25,864,072	687,590	8,422,028	18,129,634	26,551,661	2,460,100	1970	09/30/04

The Villas at San Dimas	13,055,042	8,180,619	16,735,364	24,915,983	905,412	8,181,107	17,640,288	25,821,395	2,312,119	1981	10/28/04

The Villas at Bonita	8,305,381	4,498,439	11,699,117	16,197,556	356,713	4,499,424	12,054,845	16,554,268	1,595,089	1981	10/28/04

Ocean Villa	9,726,936	5,134,982	12,788,885	17,923,867	477,275	5,134,982	13,266,160	18,401,142	1,705,851	1965	10/28/04

Pine Avenue DCO	—	5,805,234	6,305,030	12,110,264	3,609,014	5,805,499	9,913,779	15,719,278	3,669,273	1987	08/28/06

LOS ANGELES, CA	90,722,051	53,987,232	132,786,643	186,773,875	10,513,224	53,999,403	143,287,696	197,287,099	21,290,719

Presidio at Rancho Del Oro	13,325,000	9,163,939	22,694,492	31,858,431	2,502,405	9,303,196	25,057,640	34,360,836	3,891,997	1987	06/25/04

Villas at Carlsbad	9,284,568	6,516,636	10,717,601	17,234,237	671,327	6,558,856	11,346,708	17,905,564	1,464,906	1966	10/28/04

Summit at Mission Bay	—	22,598,529	17,181,401	39,779,930	1,782,975	22,598,529	18,964,377	41,562,905	2,622,184	1953	11/01/04

Rancho Vallecitos	16,566,301	3,302,967	10,877,286	14,180,253	2,601,972	3,529,902	13,252,324	16,782,225	6,058,377	1988	10/13/99

Milazzo	—	15,920,401	35,577,599	51,498,000	768,629	15,920,401	36,346,228	52,266,629	1,396,695	1986	05/04/06

SAN DIEGO, CA	39,175,869	57,502,471	97,048,379	154,550,850	8,327,310	57,910,883	104,967,277	162,878,160	15,434,159

Verano at Town Square	—	13,557,235	3,645,406	17,202,641	50,769,275	22,844,185	45,127,731	67,971,916	3,155,283	2006	10/18/02

Windemere at Sycamore Highland	13,394,266	5,809,490	23,450,119	29,259,609	581,529	5,821,751	24,019,386	29,841,138	6,011,635	2001	11/21/02

Waterstone at Murrieta	—	10,597,865	34,702,760	45,300,625	2,426,382	10,633,799	37,093,208	47,727,007	4,956,576	1990	11/02/04

INLAND EMPIRE, CA	13,394,266	29,964,590	61,798,285	91,762,875	53,777,185	39,299,735	106,240,324	145,540,060	14,123,494

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

Boronda Manor	—	1,946,423	8,981,742	10,928,165	7,140,580	3,034,759	15,033,985	18,068,745	3,479,046	1979	12/07/98

Garden Court	—	888,038	4,187,950	5,075,988	3,572,799	1,422,217	7,226,571	8,648,787	1,719,856	1973	12/07/98

Cambridge Court	—	3,038,877	12,883,312	15,922,189	11,217,829	4,765,177	22,374,842	27,140,018	5,341,081	1974	12/07/98

Laurel Tree	—	1,303,902	5,115,356	6,419,258	4,522,311	2,003,855	8,937,714	10,941,569	2,120,975	1977	12/07/98

The Pointe at Harden Ranch	—	6,388,446	23,853,534	30,241,980	20,572,446	9,551,463	41,262,963	50,814,426	9,068,255	1986	12/07/98

The Pointe at Northridge	—	2,043,736	8,028,443	10,072,179	7,490,799	3,122,621	14,440,357	17,562,978	3,244,458	1979	12/07/98

The Pointe at Westlake	—	1,329,064	5,334,004	6,663,068	4,293,083	2,030,141	8,926,009	10,956,151	2,090,268	1975	12/07/98

MONTEREY PENINSULA, CA	—	16,938,486	68,384,341	85,322,827	58,809,846	25,930,232	118,202,441	144,132,673	27,063,939

Arbor Terrace	13,813,876	1,453,342	11,994,972	13,448,314	1,711,634	1,630,050	13,529,898	15,159,948	4,539,824	1996	03/27/98

Aspen Creek	—	1,177,714	9,115,789	10,293,503	956,344	1,350,100	9,899,748	11,249,847	2,845,033	1996	12/07/98

Crowne Pointe	10,142,815	2,486,252	6,437,256	8,923,508	2,570,696	2,611,640	8,882,564	11,494,204	2,914,212	1987	12/07/98

Hilltop	7,838,700	2,173,969	7,407,628	9,581,597	1,612,026	2,358,563	8,835,061	11,193,623	2,665,205	1985	12/07/98

The Hawthorne	26,825,490	6,473,970	30,226,079	36,700,049	645,782	6,475,086	30,870,745	37,345,831	2,709,656	2003	07/21/05

The Kennedy Building	—	6,178,440	22,306,568	28,485,008	(53,953)	6,183,441	22,247,614	28,431,055	1,485,189	2005	11/10/05

SEATTLE, WA	58,620,881	19,943,687	87,488,292	107,431,979	7,442,529	20,608,880	94,265,628	114,874,508	17,159,119

Lancaster Commons	10,009,532	2,485,291	7,451,165	9,936,456	997,021	2,585,754	8,347,722	10,933,477	2,681,293	1992	12/07/98

Tualatin Heights	10,566,509	3,272,585	9,134,089	12,406,674	2,301,184	3,473,991	11,233,867	14,707,858	3,477,800	1989	12/07/98

Evergreen Park	—	3,878,138	9,973,051	13,851,189	2,162,074	4,151,437	11,861,826	16,013,263	3,848,761	1988	03/27/98

Andover Park	—	2,916,576	16,994,580	19,911,155	2,369,972	2,952,315	19,328,812	22,281,127	2,623,760	1989	09/30/04

Hunt Club	—	6,014,006	14,870,326	20,884,332	1,450,712	6,049,453	16,285,591	22,335,045	2,280,505	1985	09/30/04

PORTLAND, OR	20,576,041	18,566,596	58,423,211	76,989,807	9,280,963	19,212,951	67,057,819	86,270,770	14,912,118

Foothills Tennis Village	12,745,224	3,617,507	14,542,028	18,159,535	4,394,929	3,808,718	18,745,746	22,554,464	5,525,120	1988	12/07/98

Woodlake Village	33,091,932	6,772,438	26,966,750	33,739,188	8,269,271	7,299,491	34,708,967	42,008,459	10,479,355	1979	12/07/98

SACRAMENTO, CA	45,837,156	10,389,945	41,508,778	51,898,723	12,664,199	11,108,209	53,454,713	64,562,922	16,004,475

TOTAL WESTERN REGION	402,226,256	688,427,701	1,079,817,565	1,768,245,266	220,432,644	693,037,147	1,295,640,765	1,988,677,911	218,408,432

MID-ATLANTIC REGION

Dominion Middle Ridge	17,769,407	3,311,468	13,283,047	16,594,515	4,424,806	3,545,478	17,473,843	21,019,321	6,624,372	1990	06/25/96

Dominion Lake Ridge	12,921,808	2,366,061	8,386,439	10,752,500	3,795,102	2,621,422	11,926,180	14,547,602	4,665,266	1987	02/23/96

Presidential Greens	—	11,237,698	18,789,985	30,027,683	4,990,579	11,392,551	23,625,710	35,018,262	6,412,497	1938	05/15/02

Taylor Place	—	6,417,889	13,411,278	19,829,167	5,315,499	6,604,751	18,539,915	25,144,666	5,440,727	1962	04/17/02

Ridgewood	—	5,612,147	20,085,474	25,697,621	4,500,980	5,716,396	24,482,205	30,198,601	6,627,006	1988	08/26/02

The Calvert	—	262,807	11,188,623	11,451,430	3,566,136	2,349,837	12,667,728	15,017,566	2,673,577	1962	11/26/03

Commons at Town Square	—	135,780	7,723,647	7,859,427	664,623	6,865,580	1,658,470	8,524,050	381,593	1971	12/03/03

Waterside Towers	—	873,713	38,209,345	39,083,059	4,069,116	26,079,836	17,072,338	43,152,174	3,493,706	1971	12/03/03

Waterside Townhomes	—	129,000	3,723,896	3,852,896	344,481	2,724,788	1,472,589	4,197,377	286,986	1971	12/03/03

Wellington Place at Olde Town	—	13,753,346	36,059,193	49,812,539	2,638,247	13,757,766	38,693,020	52,450,786	3,057,445	1987	09/13/05

METROPOLITAN DC	30,691,215	44,099,910	170,860,927	214,960,836	34,309,568	81,658,405	167,612,000	249,270,405	39,663,175

Dominion on Spring Forest	—	1,257,500	8,586,255	9,843,755	6,279,928	1,900,016	14,223,667	16,123,683	8,837,637	1978/81	05/21/91

Remington on the Green	—	500,000	4,321,872	4,821,872	6,887,089	1,097,199	10,611,762	11,708,961	4,351,996	1987	09/27/91

Dominion on Lake Lynn	12,134,000	3,622,103	12,405,020	16,027,123	6,760,428	4,455,793	18,331,758	22,787,551	8,621,100	1986	12/01/92

Dominion Courtney Place	—	1,114,600	5,119,259	6,233,859	5,146,862	1,542,802	9,837,919	11,380,721	5,500,214	1979/81	07/08/93

Dominion Walnut Ridge	9,589,520	1,791,215	11,968,852	13,760,067	5,050,410	2,335,562	16,474,915	18,810,477	7,511,249	1982/84	03/04/94

Dominion Walnut Creek	15,153,866	3,170,290	21,717,407	24,887,697	7,554,723	3,834,317	28,608,102	32,442,420	13,042,915	1985/86	05/17/94

Dominion Ramsgate	—	907,605	6,819,154	7,726,759	2,386,160	1,091,589	9,021,330	10,112,919	3,612,372	1988	08/15/96

Copper Mill	—	1,548,280	16,066,720	17,615,000	2,628,922	1,997,913	18,246,010	20,243,922	6,245,825	1997	12/31/96

Trinity Park	12,258,453	4,579,648	17,575,712	22,155,360	3,575,763	4,736,740	20,994,383	25,731,123	7,172,677	1987	02/28/97

Meadows at Kildaire	18,923,619	2,846,027	20,768,425	23,614,452	2,644,303	6,951,720	19,307,035	26,258,755	8,369,917	2000	05/25/00

Oaks at Weston	—	9,943,644	23,305,862	33,249,506	1,096,793	10,230,376	24,115,923	34,346,299	7,233,394	2001	06/28/02

RALEIGH, NC	68,059,458	31,280,912	148,654,538	179,935,450	50,011,382	40,174,028	189,772,804	229,946,832	80,499,294

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

Gatewater Landing	—	2,078,422	6,084,526	8,162,948	5,503,663	2,365,699	11,300,912	13,666,611	5,135,261	1970	12/16/92

Dominion Kings Place	—	1,564,942	7,006,574	8,571,516	2,495,532	1,675,898	9,391,151	11,067,048	4,342,446	1983	12/29/92

Dominion at Eden Brook	—	2,361,167	9,384,171	11,745,338	4,125,433	2,860,319	13,010,452	15,870,771	6,087,016	1984	12/29/92

Dominion Great Oaks	13,285,808	2,919,481	9,099,691	12,019,172	6,347,260	4,378,480	13,987,952	18,366,432	7,207,697	1974	07/01/94

Dominion Constant Friendship	—	903,122	4,668,956	5,572,078	1,952,758	1,089,062	6,435,774	7,524,836	2,757,593	1990	05/04/95

Lakeside Mill	—	2,665,869	10,109,175	12,775,044	1,957,319	2,717,825	12,014,538	14,732,363	5,455,022	1989	12/10/99

Tamar Meadow	—	4,144,926	17,149,514	21,294,440	2,619,873	4,422,508	19,491,805	23,914,313	4,967,216	1990	11/22/02

Calvert’s Walk	—	4,408,192	24,692,115	29,100,307	2,428,939	4,460,681	27,068,565	31,529,246	4,574,291	1988	03/30/04

Arborview	—	4,653,393	23,951,828	28,605,221	2,495,009	4,705,817	26,394,413	31,100,230	4,548,583	1992	03/30/04

Liriope	—	1,620,382	6,790,681	8,411,063	241,462	1,623,363	7,029,162	8,652,525	1,201,701	1997	03/30/04

BALTIMORE, MD	13,285,808	27,319,896	118,937,230	146,257,126	30,167,247	30,299,651	146,124,723	176,424,374	46,276,827

Dominion Olde West	—	1,965,097	12,203,965	14,169,062	6,727,029	2,511,753	18,384,338	20,896,091	10,389,533	1978/82/84/85/87	12/31/84 & 08/27/91

Dominion Creekwood	—	—	—	—	4,413,974	115,152	4,298,822	4,413,974	1,444,380	1984	08/27/91

Dominion Laurel Springs	—	464,480	3,119,716	3,584,196	4,231,864	806,530	7,009,530	7,816,060	3,435,508	1972	09/06/91

Dominion English Hills	—	1,979,174	11,524,313	13,503,487	8,223,926	2,873,091	18,854,322	21,727,413	11,134,039	1969/76	12/06/91

Dominion Gayton Crossing	10,063,000	825,760	5,147,968	5,973,728	8,350,375	1,469,022	12,855,080	14,324,103	8,185,363	1973	09/28/95

Dominion West End	16,896,683	2,059,252	15,049,088	17,108,340	6,878,137	2,899,915	21,086,563	23,986,477	8,870,459	1989	12/28/95

Courthouse Green	7,865,616	732,050	4,702,353	5,434,403	4,549,374	1,208,329	8,775,448	9,983,777	5,620,384	1974/78	12/31/84

Waterside at Ironbridge	11,297,000	1,843,819	13,238,590	15,082,409	3,047,486	2,087,051	16,042,844	18,129,895	5,208,493	1987	09/30/97

Carriage Homes at Wyndham	—	473,695	30,996,525	31,470,220	1,684,853	3,662,747	29,492,326	33,155,073	5,539,480	1998	11/25/03

Legacy at Mayland	15,409,295	—	—	—	20,263,426	1,496,149	18,767,277	20,263,426	2,704,133

RICHMOND, VA	61,531,594	10,343,327	95,982,518	106,325,845	68,370,445	19,129,740	155,566,550	174,696,290	62,531,772

Cape Harbor	—	1,891,671	18,113,109	20,004,780	3,359,257	2,341,503	21,022,534	23,364,037	7,907,042	1996	08/15/96

Mill Creek	—	1,404,498	4,489,398	5,893,896	15,734,895	2,026,791	19,602,000	21,628,791	7,985,208	1986/98	09/30/91

The Creek	—	417,500	2,506,206	2,923,706	3,428,950	586,069	5,766,587	6,352,656	3,338,217	1973	06/30/92

Forest Hills	—	1,028,000	5,420,478	6,448,478	6,066,265	1,242,984	11,271,759	12,514,743	5,360,176	1964/69	06/30/92

Clear Run	—	874,830	8,740,602	9,615,432	7,687,478	1,366,934	15,935,977	17,302,910	6,915,558	1987/89	07/22/94

Crosswinds	—	1,096,196	18,230,236	19,326,432	3,403,481	1,242,642	21,487,271	22,729,913	7,529,214	1990	02/28/97

WILMINGTON, NC	—	6,712,695	57,500,029	64,212,724	39,680,326	8,806,923	95,086,127	103,893,050	39,035,414

Dominion Harris Pond	—	886,788	6,728,097	7,614,885	2,995,445	1,322,977	9,287,353	10,610,330	4,165,275	1987	07/01/94

Dominion Mallard Creek	—	698,860	6,488,061	7,186,921	2,431,204	748,028	8,870,096	9,618,125	3,454,888	1989	08/16/94

Dominion at Sharon	—	667,368	4,856,103	5,523,471	2,178,737	1,009,817	6,692,391	7,702,208	2,834,563	1984	08/15/96

Providence Court	—	—	22,047,803	22,047,803	14,447,925	7,696,924	28,798,804	36,495,728	10,570,680	1997	09/30/97

Dominion Crossing	—	1,666,312	4,774,020	6,440,332	1,467,959	1,685,696	6,222,595	7,908,292	932,379	1985	08/31/04

Dominion Norcroft	—	1,968,664	13,051,238	15,019,902	1,330,002	2,018,804	14,331,099	16,349,904	2,122,702	1991/97	08/31/04

CHARLOTTE, NC	—	5,887,992	57,945,322	63,833,314	24,851,272	14,482,247	74,202,339	88,684,586	24,080,487

Forest Lake at Oyster Point	—	780,117	8,861,878	9,641,995	5,505,641	1,229,199	13,918,437	15,147,636	5,820,498	1986	08/15/95

Woodscape	—	798,700	7,209,525	8,008,225	6,823,032	1,890,883	12,940,374	14,831,257	7,470,647	1974/76	12/29/87

Eastwind	—	155,000	5,316,738	5,471,738	4,036,128	538,045	8,969,822	9,507,866	4,846,003	1970	04/04/88

Dominion Waterside at Lynnhaven	—	1,823,983	4,106,710	5,930,693	4,060,696	2,101,598	7,889,791	9,991,389	3,465,905	1966	08/15/96

Heather Lake	—	616,800	3,400,672	4,017,472	7,842,956	1,130,593	10,729,834	11,860,428	6,886,274	1972/74	03/01/80

Dominion Yorkshire Downs	9,117,528	1,088,887	8,581,771	9,670,658	3,465,925	1,374,411	11,762,173	13,136,583	3,772,126	1987	12/23/97

NORFOLK, VA	9,117,528	5,263,487	37,477,294	42,740,781	31,734,379	8,264,729	66,210,430	74,475,160	32,261,452

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

Greens at Falls Run	—	2,730,722	5,300,203	8,030,925	2,761,845	2,953,583	7,839,187	10,792,770	3,201,703	1989	05/04/95

Manor at England Run	19,462,000	3,194,527	13,505,239	16,699,766	14,913,101	4,969,191	26,643,676	31,612,867	11,393,155	1990	05/04/95

Greens at Hollymead	—	965,114	5,250,374	6,215,488	2,020,953	1,102,913	7,133,528	8,236,441	2,858,040	1990	05/04/95

Brittingham Square	—	650,143	4,962,246	5,612,389	1,824,183	885,421	6,551,151	7,436,572	2,737,050	1991	05/04/95

Greens at Schumaker Pond	—	709,559	6,117,582	6,827,141	3,313,853	933,574	9,207,420	10,140,994	3,553,610	1988	05/04/95

Greens at Cross Court	—	1,182,414	4,544,012	5,726,426	2,665,852	1,405,739	6,986,539	8,392,278	2,920,437	1987	05/04/95

Greens at Hilton Run	16,770,382	2,754,447	10,482,579	13,237,026	4,240,703	3,128,107	14,349,623	17,477,729	5,882,280	1988	05/04/95

Dover Country	—	2,007,878	6,365,053	8,372,931	4,974,927	2,406,628	10,941,230	13,347,858	5,244,494	1970	07/01/94

Greens at Cedar Chase	—	1,528,667	4,830,738	6,359,405	1,867,601	1,731,782	6,495,224	8,227,006	2,669,514	1988	05/04/95

Colony Village	—	346,330	3,036,956	3,383,286	3,003,337	610,050	5,776,573	6,386,623	4,247,701	1972/74	12/31/84

Brynn Marr	—	432,974	3,821,508	4,254,482	3,924,564	819,623	7,359,423	8,179,046	5,188,293	1973/77	12/31/84

Liberty Crossing	—	840,000	3,873,139	4,713,139	4,485,672	1,560,651	7,638,160	9,198,811	5,493,595	1972/74	11/30/90

Bramblewood	—	401,538	3,150,912	3,552,450	2,990,610	639,007	5,904,053	6,543,060	3,926,399	1980/82	12/31/84

OTHER MID-ATLANTIC	36,232,382	17,744,313	75,240,541	92,984,854	52,987,201	23,146,267	122,825,788	145,972,055	59,316,272

TOTAL MID-ATLANTIC REGION	218,917,985	148,652,532	762,598,399	911,250,931	332,111,820	225,961,989	1,017,400,761	1,243,362,750	383,664,693

SOUTHEASTERN REGION

Bay Cove	—	2,928,847	6,578,257	9,507,104	8,516,181	3,550,944	14,472,341	18,023,285	7,818,429	1972	12/16/92

Summit West	—	2,176,500	4,709,970	6,886,470	5,422,337	2,712,176	9,596,632	12,308,807	5,566,869	1972	12/16/92

Pinebrook	—	1,780,375	2,458,172	4,238,547	5,815,264	2,080,783	7,973,028	10,053,811	4,728,118	1977	09/28/93

Lakewood Place	9,855,656	1,395,051	10,647,377	12,042,428	5,491,060	1,910,324	15,623,164	17,533,488	6,482,395	1986	03/10/94

Hunters Ridge	10,312,031	2,461,548	10,942,434	13,403,982	4,316,171	3,239,623	14,480,530	17,720,153	6,386,390	1992	06/30/95

Bay Meadow	—	2,892,526	9,253,525	12,146,051	6,399,960	3,668,346	14,877,665	18,546,011	6,027,750	1985	12/09/96

Cambridge	—	1,790,804	7,166,329	8,957,133	4,058,715	2,196,297	10,819,551	13,015,848	4,043,649	1985	06/06/97

Laurel Oaks	—	1,361,553	6,541,980	7,903,533	3,203,806	1,653,033	9,454,307	11,107,339	3,686,561	1986	07/01/97

Sugar Mill Creek	10,611,283	2,241,880	7,552,520	9,794,400	3,575,848	2,432,269	10,937,979	13,370,248	3,175,430	1988	12/07/98

Inlet Bay	—	7,701,679	23,149,670	30,851,349	6,454,915	7,853,451	29,452,813	37,306,264	6,567,452	1988/89	06/30/03

MacAlpine Place	32,474,234	10,869,386	36,857,512	47,726,898	1,135,543	10,882,698	37,979,743	48,862,441	4,992,293	2001	12/01/04

Gallery at Bayport II	—	5,775,144	17,236,146	23,011,290	6,624	8,599,879	14,418,034	23,017,913	78,283	1985/87	10/23/06

Island Walk	—	7,230,575	19,897,415	27,127,990	5,537,725	9,385,143	23,280,573	32,665,715	11,679,787	1985/87	07/10/06

TAMPA, FL	63,253,204	50,605,867	162,991,307	213,597,175	59,934,149	60,164,964	213,366,360	273,531,324	71,233,408

Fisherman’s Village	—	2,387,368	7,458,897	9,846,265	6,780,692	3,435,653	13,191,304	16,626,957	6,407,115	1984	12/29/95

Seabrook	—	1,845,853	4,155,275	6,001,128	5,460,882	2,451,952	9,010,058	11,462,010	4,893,939	1984	02/20/96

Dover Village	—	2,894,702	6,456,100	9,350,802	7,333,589	3,484,422	13,199,968	16,684,391	6,963,573	1981	03/31/93

Altamira Place	—	1,532,700	11,076,062	12,608,762	14,886,642	2,736,050	24,759,354	27,495,404	9,472,543	1984	04/14/94

Regatta Shore	—	757,008	6,607,367	7,364,375	9,448,831	1,593,516	15,219,690	16,813,206	8,007,464	1988	06/30/94

Alafaya Woods	8,950,593	1,653,000	9,042,256	10,695,256	5,472,442	2,255,451	13,912,247	16,167,698	6,136,872	1988/90	10/21/94

Andover Place	12,799,781	3,692,187	7,756,919	11,449,106	5,435,071	4,804,189	12,079,989	16,884,177	6,321,890	1988	09/29/95 & 09/30/96

Los Altos	12,134,612	2,803,805	12,348,464	15,152,269	5,196,855	3,532,884	16,816,240	20,349,124	6,993,240	1990	10/31/96

Lotus Landing	—	2,184,723	8,638,664	10,823,387	4,991,006	2,563,451	13,250,942	15,814,393	4,519,554	1985	07/01/97

Seville on The Green	—	1,282,616	6,498,062	7,780,678	4,880,179	1,589,137	11,071,719	12,660,857	3,869,689	1986	10/21/97

Ashton at Waterford	13,986,375	3,871,744	17,537,879	21,409,623	944,120	3,987,764	18,365,979	22,353,743	7,546,307	2000	05/28/98

Arbors at Lee Vista DCO	—	6,692,423	12,860,210	19,552,633	6,937,463	6,778,814	19,711,281	26,490,095	7,153,599	1992	08/28/06

ORLANDO, FL	47,871,361	31,598,129	110,436,155	142,034,284	77,767,772	39,213,283	180,588,772	219,802,055	78,285,784

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

Legacy Hill	—	1,147,660	5,867,567	7,015,227	5,880,561	1,526,816	11,368,973	12,895,788	5,378,918	1977	11/06/95

Hickory Run	—	1,468,727	11,583,786	13,052,513	4,911,998	1,899,394	16,065,117	17,964,511	6,288,565	1989	12/29/95

Carrington Hills	19,751,087	2,117,244	—	2,117,244	27,526,840	3,967,960	25,676,124	29,644,084	8,960,927	1999	12/06/95

Brookridge	—	707,508	5,461,251	6,168,759	2,674,154	945,770	7,897,143	8,842,913	3,339,727	1986	03/28/96

Club at Hickory Hollow	11,884,206	2,139,774	15,231,201	17,370,975	3,722,807	2,805,862	18,287,920	21,093,782	7,206,173	1987	02/21/97

Breckenridge	—	766,428	7,713,862	8,480,290	2,322,278	1,057,665	9,744,904	10,802,568	3,532,759	1986	03/27/97

Williamsburg	—	1,376,190	10,931,309	12,307,499	3,123,604	1,709,625	13,721,478	15,431,103	4,741,104	1986	05/20/98

Colonnade	10,923,011	1,459,754	16,014,857	17,474,611	1,746,703	1,706,650	17,514,664	19,221,314	5,133,937	1998	01/07/99

The Preserve at Brentwood	14,945,588	3,181,524	24,674,264	27,855,788	1,886,898	3,182,047	26,560,639	29,742,686	4,316,251	1998	06/01/04

Polo Park	14,081,592	4,582,666	16,293,022	20,875,688	1,239,621	4,582,666	17,532,643	22,115,308	733,776	1987	05/02/06

NASHVILLE, TN	71,585,484	18,947,475	113,771,119	132,718,594	55,035,463	23,384,454	164,369,604	187,754,057	49,632,138

Greentree	17,042,773	1,634,330	11,226,990	12,861,320	8,429,832	2,567,951	18,723,201	21,291,152	8,656,402	1986	07/22/94

Westland	—	1,834,535	14,864,742	16,699,277	7,908,532	2,805,120	21,802,689	24,607,809	9,824,925	1990	05/09/96

Antlers	—	4,034,039	11,192,842	15,226,881	8,779,968	5,035,720	18,971,130	24,006,849	9,319,597	1985	05/28/96

St Johns Plantation	—	4,288,214	33,101,763	37,389,977	3,047,934	4,303,230	36,134,681	40,437,911	3,391,855	1989	06/30/05

JACKSONVILLE, FL	17,042,773	11,791,118	70,386,337	82,177,455	28,166,266	14,712,021	95,631,701	110,343,721	31,192,778

Stanford Village	—	884,500	2,807,839	3,692,339	2,899,122	1,225,530	5,365,931	6,591,461	3,127,231	1985	09/26/89

Griffin Crossing	—	1,509,633	7,544,018	9,053,651	3,382,405	1,896,449	10,539,607	12,436,056	4,978,117	1987/89	06/08/94

Gwinnett Square	6,384,352	1,924,325	7,376,454	9,300,779	4,262,517	2,269,177	11,294,119	13,563,296	4,753,528	1985	03/29/95

Dunwoody Pointe	8,530,388	2,763,324	6,902,996	9,666,320	7,697,445	3,470,002	13,893,762	17,363,765	7,502,215	1980	10/24/95

Riverwood	8,969,033	2,985,599	11,087,903	14,073,502	6,260,074	3,555,338	16,778,237	20,333,576	8,195,790	1980	06/26/96

Waterford Place	—	1,579,478	10,302,679	11,882,157	2,608,898	1,720,613	12,770,442	14,491,055	3,836,926	1985	04/15/98

ATLANTA, GA	23,883,773	11,646,859	46,021,889	57,668,748	27,110,461	14,137,110	70,642,099	84,779,209	32,393,807

Mallards of Wedgewood	—	959,284	6,864,666	7,823,950	3,240,693	1,270,466	9,794,177	11,064,643	4,480,124	1985	07/27/95

Vinyards	7,715,000	1,840,230	11,571,625	13,411,855	6,738,357	2,825,371	17,324,841	20,150,212	8,076,796	1984/86	10/31/94

Heron Lake	—	1,446,553	9,287,878	10,734,431	4,636,633	1,715,638	13,655,426	15,371,064	4,257,720	1989	03/27/98

Riverbridge	44,873,487	15,968,090	56,400,716	72,368,806	1,539,321	15,977,983	57,930,144	73,908,127	7,391,624	1999/2001	12/01/04

The Groves	—	789,953	4,767,055	5,557,008	4,111,047	1,523,927	8,144,128	9,668,055	3,662,332	1989	12/13/95

Mallards of Brandywine	—	765,949	5,407,683	6,173,632	2,236,521	1,022,210	7,387,943	8,410,153	3,032,559	1985	07/01/97

LakePointe	—	1,434,450	4,940,166	6,374,616	4,773,865	1,928,945	9,219,536	11,148,481	4,785,327	1984	09/24/93

Lakeside TRS	—	3,373,265	7,095,763	10,469,028	3,974,454	3,529,056	10,914,425	14,443,482	3,389,350	1985	12/29/05

OTHER FLORIDA	52,588,487	26,577,774	106,335,552	132,913,326	31,250,890	29,793,596	134,370,620	164,164,216	39,075,831

Gable Hill	—	824,847	5,307,194	6,132,041	2,729,836	1,232,747	7,629,130	8,861,877	4,356,816	1985	12/04/89

St. Andrews Commons	—	1,428,826	9,371,378	10,800,204	3,988,361	2,088,903	12,699,663	14,788,565	6,329,838	1986	05/20/93

Forestbrook	—	395,516	2,902,040	3,297,556	2,519,287	622,699	5,194,144	5,816,843	3,414,444	1974	07/01/93

Waterford	—	957,980	6,947,939	7,905,919	2,927,718	1,356,812	9,476,826	10,833,637	4,509,659	1985	07/01/94

Hampton Greene	—	1,363,046	10,118,453	11,481,499	2,779,701	2,032,419	12,228,781	14,261,200	5,671,906	1990	08/19/94

Rivergate	—	1,122,500	12,055,625	13,178,125	3,610,859	1,535,821	15,253,163	16,788,984	5,641,235	1989	08/15/96

Patriot Place	—	212,500	1,600,757	1,813,257	6,302,406	1,531,073	6,584,590	8,115,663	5,022,925	1974	10/23/85

OTHER SOUTHEASTERN	—	6,305,215	48,303,386	54,608,601	24,858,169	10,400,473	69,066,297	79,466,770	34,946,823

TOTAL SOUTHEASTERN REGION	276,225,082	157,472,437	658,245,744	815,718,182	304,123,170	191,805,900	928,035,452	1,119,841,352	336,760,569

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

SOUTHWESTERN REGION

Woodtrail	—	1,543,000	5,457,000	7,000,000	4,875,303	1,983,968	9,891,335	11,875,303	4,498,164	1978	12/31/96

Green Oaks	—	5,313,920	19,626,181	24,940,101	6,845,183	6,216,165	25,569,119	31,785,284	9,853,306	1985	06/25/97

Sky Hawk	—	2,297,741	7,157,965	9,455,706	3,496,578	2,879,326	10,072,959	12,952,284	4,511,668	1984	05/08/97

South Grand at Pecan Grove	—	4,058,090	14,755,809	18,813,899	9,264,436	5,045,457	23,032,878	28,078,335	9,296,032	1985	09/26/97

Braesridge	12,938,750	3,048,212	10,961,749	14,009,961	4,326,210	3,677,697	14,658,474	18,336,171	5,606,722	1982	09/26/97

Skylar Pointe	—	3,604,483	11,592,432	15,196,915	6,404,146	3,886,426	17,714,635	21,601,061	7,886,279	1979	11/20/97

Stone Canyon	—	899,515	—	899,515	9,768,750	1,353,386	9,314,878	10,668,265	3,174,069	1998	12/17/97

Chelsea Park	5,411,501	1,991,478	5,787,626	7,779,104	4,097,253	2,548,802	9,327,555	11,876,357	3,557,782	1983	03/27/98

Country Club Place	5,843,563	498,632	6,520,172	7,018,804	2,236,784	745,468	8,510,120	9,255,588	3,037,259	1985	03/27/98

Arbor Ridge	—	1,688,948	6,684,229	8,373,177	1,326,208	2,155,086	7,544,298	9,699,385	3,112,033	1983	03/27/98

London Park	—	2,018,478	6,667,450	8,685,928	3,593,364	2,664,679	9,614,613	12,279,292	4,020,480	1983	03/27/98

Marymont	—	1,150,669	4,155,411	5,306,080	1,658,833	1,230,221	5,734,692	6,964,913	1,936,945	1983	03/27/98

Riviera Pines	—	1,413,851	6,453,847	7,867,698	3,031,406	1,627,436	9,271,668	10,899,104	2,654,183	1979	03/27/98

Towne Lake	—	1,333,958	5,308,884	6,642,842	2,473,736	1,743,690	7,372,888	9,116,578	3,121,533	1984	03/27/98

The Legend at Park 10	—	1,995,011	—	1,995,011	12,213,814	3,871,213	10,337,612	14,208,825	5,350,641	1998	05/19/98

The Bradford	16,498,944	1,151,180	40,829,514	41,980,694	3,860,925	6,682,943	39,158,677	45,841,620	7,997,604	1990/91	11/20/03

HOUSTON, TX	40,692,758	34,007,166	151,958 ,269	185,965,435	79,472,927	48,311,962	217,126,400	265,438,363	79,614,699

Highlands of Preston	—	2,151,056	8,167,630	10,318,686	3,432,019	2,558,931	11,191,774	13,750,705	4,164,586	1985	03/27/98

Meridian	23,970,724	6,012,806	29,094,186	35,106,992	1,858,096	6,462,648	30,502,441	36,965,088	10,668,030	2000/02	01/27/98 & 12/28/01

Lincoln Towne Square	—	7,541,141	31,484,858	39,025,999	1,042,371	7,566,237	32,502,133	40,068,370	5,910,584	1999	03/12/04

Highlands of Preston II	—	2,197,794	7,512,983	9,710,777	326,964	2,197,794	7,839,947	10,037,741	485,617	1986	01/12/06

The Park at Turtle Creek	—	24,035,881	33,227,383	57,263,264	272,053	24,035,881	33,499,436	57,535,317	713,774	1999	08/24/06

Greenhaven Village	—	916,415	14,996,331	15,912,747	46,527	916,415	15,042,858	15,959,274	312,939	1971	09/08/06

The Addison at Brookhaven	—	16,720,828	8,465,513	25,186,341	66,762	16,721,087	8,532,016	25,253,103	120,256	1975	10/31/06

DALLAS, TX	23,970,724	59,575,921	132,948,885	192,524,806	7,044,793	60,458,993	139,110,606	199,569,599	22,375,786

Autumnwood	—	2,412,180	8,687,820	11,100,000	3,346,127	2,859,893	11,586,234	14,446,127	4,593,190	1984	12/31/96

Cobblestone	—	2,925,372	10,527,738	13,453,110	5,267,966	3,355,646	15,365,430	18,721,076	6,377,939	1984	12/31/96

Summit Ridge	6,097,554	1,725,508	6,308,032	8,033,540	3,796,204	2,411,663	9,418,081	11,829,744	3,571,906	1983	03/27/98

Derby Park	10,843,584	3,121,153	11,764,974	14,886,127	3,831,323	3,926,609	14,790,840	18,717,450	5,890,696	1984	03/27/98

Aspen Court	3,601,515	776,587	4,944,947	5,721,534	2,031,575	1,174,640	6,578,469	7,753,109	2,496,717	1986	03/27/98

The Cliffs	—	3,483,876	18,657,051	22,140,927	2,307,396	3,857,526	20,590,797	24,448,323	6,920,305	1992	01/29/02

ARLINGTON, TX	20,542,653	14,444,676	60,890,562	75,335,238	20,580,591	17,585,977	78,329,852	95,915,829	29,850,752

Pecan Grove	—	1,406,750	5,293,250	6,700,000	1,867,698	1,541,867	7,025,831	8,567,698	2,367,353	1984	12/31/96

Anderson Mill	6,072,561	3,134,669	11,170,376	14,305,045	5,942,651	3,586,228	16,661,469	20,247,696	7,564,139	1984	03/27/97

Red Stone Ranch	—	1,896,723	17,525,536	19,422,259	1,007,281	5,437,249	14,992,291	20,429,540	7,006,485	2000	06/14/00

Barton Creek Landing	—	3,150,998	14,269,086	17,420,084	2,140,806	3,198,887	16,362,003	19,560,890	4,814,922	1986	03/28/02

Lakeline Villas	—	4,633,398	13,297,860	17,931,258	335,836	4,633,454	13,633,640	18,267,095	2,302,004	2002	07/15/04

AUSTIN, TX	6,072,561	14,222,538	61,556,108	75,778,646	11,294,273	18,397,685	68,675,235	87,072,919	24,054,903

Greensview	—	6,450,216	24,405,137	30,855,353	3,632,299	6,094,939	28,392,713	34,487,652	10,036,017	1987/2002	12/07/98

Reflections at Cherry Creek	—	6,305,326	27,201,579	33,506,905	2,430,753	6,547,710	29,389,948	35,937,658	8,662,968	1981/96	04/30/02

DENVER, CO	—	12,755,542	51,606,716	64,362,258	6,063,051	12,642,649	57,782,661	70,425,309	18,698,985

Finisterra	—	1,273,798	26,392,207	27,666,005	1,777,191	1,478,413	27,964,784	29,443,196	8,464,450	1997	03/27/98

Sierra Foothills	14,031,553	2,728,172	—	2,728,172	19,515,999	4,920,141	17,324,029	22,244,171	8,948,096	1998	02/18/98

Sierra Canyon	13,739,709	1,809,864	12,963,581	14,773,444	655,441	1,880,864	13,548,022	15,428,886	4,536,682	2001	12/28/01

PHOENIX, AZ	27,771,262	5,811,834	39,355,788	45,167,621	21,948,632	8,279,419	58,836,834	67,116,253	21,949,228

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

Oak Park	18,278,466	3,966,129	22,227,701	26,193,830	4,471,487	5,719,991	24,945,327	30,665,317	10,132,043	1982/98	12/31/96

Oak Forest	23,395,160	5,630,740	23,293,922	28,924,662	12,284,148	6,629,796	34,579,014	41,208,810	14,553,835	1996/98	12/31/96

Mandolin	—	4,222,640	27,909,437	32,132,077	5,128,417	6,436,955	30,823,539	37,260,494	9,937,243	2001	12/28/01

Inn at Los Patios	—	3,005,300	11,544,700	14,550,000	(1,453,838)	3,023,264	10,072,898	13,096,162	2,695,479	1990	08/15/98

Turtle Creek	—	1,913,177	7,086,823	9,000,000	2,912,753	2,352,966	9,559,787	11,912,753	3,633,576	1985	12/31/96

Shadow Lake	—	2,523,670	8,976,330	11,500,000	4,248,731	3,170,899	12,577,832	15,748,731	4,972,006	1984	12/31/96

OTHER SOUTHWESTERN	41,673,626	21,261,656	101,038,913	122,300,569	27,591,699	27,333,871	122,558,396	149,892,268	45,924,181

TOTAL SOUTHWESTERN REGION	160,723,584	162,079,333	599,355,241	761,434,574	173,995,966	193,010,556	742,419,985	935,430,540	242,468,534

MIDWESTERN REGION

Sycamore Ridge	—	4,067,900	15,433,285	19,501,185	3,169,803	4,443,889	18,227,099	22,670,988	5,547,075	1997	07/02/98

Heritage Green	—	2,990,199	11,391,797	14,381,996	10,218,635	3,267,000	21,333,631	24,600,631	6,805,931	1998	07/02/98

Alexander Court	13,498,020	1,573,412	—	1,573,412	22,065,445	6,394,096	17,244,761	23,638,857	8,122,928	1999	07/02/98

Governour’s Square	27,137,118	7,512,513	28,695,050	36,207,563	9,206,162	8,107,912	37,305,813	45,413,725	11,376,992	1967	12/07/98

Hickory Creek	—	3,421,413	13,539,402	16,960,815	5,260,716	3,854,636	18,366,895	22,221,531	5,392,660	1988	12/07/98

Britton Woods	—	3,476,851	19,213,411	22,690,262	4,549,064	4,254,912	22,984,415	27,239,326	9,638,687	1991	04/20/01

COLUMBUS, OH	40,635,138	23,042,288	88,272,945	111,315,233	54,469,827	30,322,445	135,462,615	165,785,060	46,884,273

Washington Park	—	2,011,520	7,565,279	9,576,799	1,466,386	2,158,441	8,884,744	11,043,185	2,878,092	1998	12/07/98

Fountainhead	—	390,542	1,420,166	1,810,708	674,637	455,858	2,029,487	2,485,345	711,070	1966	12/07/98

Jamestown of Toledo	6,241,270	1,800,271	7,053,585	8,853,856	2,507,791	1,981,133	9,380,514	11,361,647	3,104,798	1965	12/07/98

OTHER MIDWESTERN	6,241,270	4,202,333	16,039,030	20,241,363	4,648,814	4,595,432	20,294,745	24,890,177	6,693,959

TOTAL MIDWESTERN REGION	46,876,408	27,244,621	104,311,975	131,556,596	59,118,641	34,917,877	155,757,359	190,675,237	53,578,232

TOTAL APARTMENTS	1,104,969,315	1,183,876,624	3,204,328,925	4,388,205,549	1,089,782,240	1,338,733,469	4,139,254,322	5,477,987,790	1,234,880,461

REAL ESTATE HELD FOR DISPOSITION

Apartments

Beaumont	—	2,339,132	12,559,224	14,898,356	1,102,620	2,456,550	13,544,426	16,000,976	5,939,865	1996	06/14/00

Grand Terrace	—	2,144,340	6,594,615	8,738,955	2,215,995	2,264,606	8,690,344	10,954,950	2,740,486	1986	06/30/99

University Park TRS	—	3,079,034	7,256,292	10,335,326	(9,962,536)	—	372,790	372,790	—	1980	02/11/05

Canyon Oaks	—	21,743,510	34,311,742	56,055,252	632,385	11,983,437	44,704,199	56,687,636	1,382,273	2005	06/21/06

Sierra Palms	—	5,091,616	11,997,769	17,089,385	8,087,301	5,345,615	19,831,071	25,176,686	6,127,850	1996	05/11/06

Total Apartments	—	34,397,632	72,719,642	107,117,274	2,075,764	22,050,208	87,142,829	109,193,037	16,190,474

Land

Fossil Creek	—	3,932,115	—	3,932,115	215,304	3,683,156	464,263	4,147,419	—

Total Held for Disposition	—	38,329,747	72,719,642	111,049,389	2,291,068	25,733,364	87,607,092	113,340,456	16,190,474

REAL ESTATE UNDER DEVELOPMENT

Apartments

2161 Sutter-TRS	—	1,755,643	7,753,477	9,509,120	744,530	1,755,643	8,498,007	10,253,650	—

Lincoln Towne Square PH II	—	2,951,277	—	2,951,277	1,432,854	2,939,593	1,444,538	4,384,131	—

Ridgeview PH I	—	2,341,936	—	2,341,936	5,954,451	1,789,978	6,506,409	8,296,387	(563)

Ridgeview Townhomes	—	2,349,923	—	2,349,923	4,672,127	1,120,000	5,902,050	7,022,050	198

West & Gessner	—	3,600,000	—	3,600,000	820,995	3,823,625	597,370	4,420,995	—

Total Apartments	—	12,998,779	7,753,477	20,752,256	13,624,957	11,428,839	22,948,374	34,377,213	(364)

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

					Cost of
					Improvements
					Capitalized	Gross Amount at
		Initial Costs		Total	Subsequent	Which Carried at Close of Period
		Land and	Buildings	Initial	to Acquisition	Land and	Buildings	Total
		Land	and	Acquisition	(Net of	Land	and	Carrying	Accumulated	Date of	Date
Property	Encumbrances	Improvements	Improvements	Costs	Disposals)	Improvements	Improvements	Value(A)	Depreciation(B)	Construction	Acquired

Land

Waterside	—	11,861,682	93,478	11,955,160	9,813	11,861,682	103,291	11,964,973	77,928

Ridgeview Ph II	—	1,918,411	—	1,918,411	33,951	1,469,609	482,753	1,952,362	(318)

Parkers Landing II TRS	—	1,709,606	—	1,709,606	241,523	1,510,700	440,429	1,951,129	—

Presidio Lnd	—	1,523,922	—	1,523,922	198,292	1,300,000	422,214	1,722,214	—

UDR/ Pacific Los Alisos, LP	—	17,297,661	—	17,297,661	566,572	16,311,758	1,552,474	17,864,233	—

Jefferson JV LLC	—	—	—	—	1,026,785	—	1,026,785	1,026,785	—

Jefferson at Marina del Rey	45,403,222	55,651,137	—	55,651,137	19,923,573	55,651,137	19,923,573	75,574,710	—

Bellevue Plaza	22,270,500	5,793,892	—	5,793,892	28,077,606	31,590,000	2,281,498	33,871,498	450,000

Ashwood Commons II	—	13,926,400	—	13,926,400	9,733,535	13,926,400	9,733,535	23,659,935	—

Bellevue JV LLC	—	—	—	—	348,132	—	348,132	348,132	—

Total Land	67,673,722	109,682,711	93,478	109,776,189	60,159,782	133,621,286	36,314,684	169,935,971	527,610

Total Real Estate Under Development	67,673,722	122,681,490	7,846,955	130,528,445	73,784,739	145,050,126	59,263,058	204,313,184	527,246

Commercial Held for Investment

Hanover Village	—	1,623,910	—	1,623,910	5	1,103,600	520,315	1,623,915	491,869

The Calvert -commercial side	—	34,128	1,597,359	1,631,486	153	326,899	1,304,741	1,631,639	235,337

Grandview DCO	10,276,147	7,266,024	9,701,625	16,967,649	166,757	7,266,024	9,868,382	17,134,406	263,995	1980	11/21/06

Total Commercial	10,276,147	8,924,062	11,298,984	20,223,045	166,915	8,696,523	11,693,437	20,389,960	991,201

Richmond Corporate	—	277,225	277,225	554,450	3,536,315	227,225	3,863,540	4,090,765	1,137,400

Commercial & Corporate	10,276,147	9,201,287	11,576,209	20,777,495	3,703,230	8,923,748	15,556,977	24,480,725	2,128,601

TOTAL REAL ESTATE OWNED	$1,182,919,185	$1,354,089,149	$3,296,471,730	$4,650,560,879	$1,169,561,277	$1,518,440,706	$4,301,681,449	$5,820,122,155	$1,253,726,781

(A)	The aggregate cost for federal income tax purposes was approximately $5.3 billion at December 31, 2006.

(B)	The depreciable life for all buildings is 35 years.

UDR, INC.

SCHEDULE III — REAL ESTATE OWNED — (Continued)

3-YEAR ROLLFORWARD OF REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION

The following is a reconciliation of the carrying amount of total real estate owned at December 31:

	2006	2005	2004

Balance at beginning of year	$5,512,424,090	$5,243,295,963	$4,351,551,324
Real estate acquired	392,058,366	439,559,832	1,069,800,745
Capital expenditures & development	379,629,467	205,465,000	101,520,917
Real estate sold	(463,989,768)	(375,896,705)	(279,577,023)

Balance at end of year	$5,820,122,155	$5,512,424,090	$5,243,295,963

The following is a reconciliation of total accumulated depreciation for real estate owned at December 31:

	2006	2005	2004

Balance at beginning of year	$1,123,829,081	$1,007,887,007	$896,630,032
Depreciation expense for the year	243,348,343	208,393,075	178,045,994
Accumulated depreciation on sales	(113,450,643)	(92,451,001)	(66,789,019)

Balance at end of year	$1,253,726,781	$1,123,829,081	$1,007,887,007

Exhibit 12

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
(Dollars in thousands)

	Years Ended December 31,
	2006	2005	2004		2003		2002

(Loss)/income before discontinued operations, net of minority interests	$(27,225)	$729	$6,976		$7,086		$(28,922)
Add:
Portion of rents representative of the interest factor	679	667	651		651		691
Minority interests	(2,607)	(810)	(1,048)		(2,047)		(2,288)
Interest on indebtedness from continuing operations	182,285	162,773	122,024		114,300		124,901

Earnings	$153,132	$163,359	$128,603		$119,990		$94,382

Fixed charges and preferred stock dividend:
Interest on indebtedness from continuing operations	$182,285	$162,773	$122,024		$114,300		$124,901
Capitalized interest	5,173	2,769	986		1,808		931
Portion of rents representative of the interest factor	679	667	651		651		691

Fixed charges	188,137	166,209	123,661		116,759		126,523

Add:
Preferred stock dividend	15,370	15,370	19,531		26,326		27,424
Accretion of preferred stock	—	—	5,729		19,271		—

Preferred stock dividend and accretion of preferred stock	15,370	15,370	25,260		45,597		27,424

Combined fixed charges and preferred stock dividend	$203,507	$181,579	$148,921		$162,356		$153,947

Ratio of earnings to fixed charges	—	—	1.04	x	1.03	x	—
Ratio of earnings to combined fixed charges and preferred stock dividend	—	—	—		—		—

For the year ended December 31, 2006, the ratio of earnings to fixed charges was deficient of achieving a 1:1 ratio by $35.0 million.

For the year ended December 31, 2006, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $50.4 million.

For the year ended December 31, 2005, the ratio of earnings to fixed charges was deficient of achieving a 1:1 ratio by $2.9 million.

For the year ended December 31, 2005, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $18.2 million.

For the year ended December 31, 2004, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $20.3 million.

For the year ended December 31, 2003, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $42.4 million.

For the year ended December 31, 2002, the ratio of earnings to fixed charges was deficient of achieving a 1:1 ratio by $32.1 million.

For the year ended December 31, 2002, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $59.6 million.